                                                                EXHIBIT 10.2



                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                          MICROCOM, INC., as Borrower,

                           BAYBANK, N.A., as a Lender,

                 THE FIRST NATIONAL BANK OF BOSTON, as a Lender,

                        SILICON VALLEY BANK, as a Lender,

                                       AND

                             BAYBANK, N.A., as Agent





                                     Dated:

                                  July 8, 1996

                                TABLE OF CONTENTS

SECTION I...................................................................1

DEFINITIONS.................................................................1
       1.1  Definitions.....................................................1
       1.2  Rules of Interpretation........................................14

SECTION II.................................................................15

DESCRIPTION OF CREDIT......................................................15
       2.1  Revolving Credit Loans.........................................15
       2.2  The Notes......................................................16
       2.3  Notice and Manner of Borrowing or Conversion of Loans..........16
       2.4  Funding of Loans...............................................17
       2.5  Interest Rates and Payments of Interest........................18
       2.6  Fees...........................................................18
       2.7  Payments and Prepayments of the Loans..........................20
       2.8  Method and Allocation of Payments..............................20
       2.9  Eurodollar Indemnity...........................................21
       2.10 Computation of Interest and Fees...............................22
       2.11 Changed Circumstances; Illegality..............................22
       2.12 Increased Costs................................................23
       2.13 Capital Requirements...........................................24

SECTION IIA................................................................24

LETTERS OF CREDIT..........................................................24
       2A.1 Issuance.......................................................24
       2A.2 Reimbursement Obligation of the Borrower.......................25
       2A.3 Letter of Credit Payments......................................26
       2A.4 Obligations Absolute...........................................26
       2A.5 Reliance by the Issuing Bank and the Agent.....................27

SECTION III................................................................27

CONDITIONS OF LOANS AND LETTERS OF CREDIT..................................27
       3.1  Conditions Precedent to Initial Loans..........................27
       3.2  Conditions Precedent to all Loans and Letters of Credit........29

SECTION IV.................................................................29




                                        i


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REPRESENTATIONS AND WARRANTIES.............................................30
       4.1  Corporate Status...............................................30
       4.2  No Violation...................................................30
       4.3  Corporate Power and Authority..................................30
       4.4  Enforceability.  ..............................................30
       4.5  Governmental Approvals.........................................30
       4.6  Financial Statements...........................................30
       4.7  No Material Change.............................................31
       4.8  Litigation.....................................................31
       4.9  Compliance with Other Instruments; Compliance with Law.........31
       4.10 Subsidiaries...................................................31
       4.11 Investment Company Status; Limits on Ability to Incur
            Indebtednes....................................................31
       4.12 Title to Property..............................................32
       4.13 ERISA..........................................................32
       4.14 Taxes..........................................................32
       4.15 Environmental Matters..........................................32
       4.16 Borrowing Base.................................................33

SECTION V

   AFFIRMATIVE COVENANTS ..................................................33
       5.1  Maintenance of Existence.......................................33
       5.2  Taxes and Other Liens..........................................33
       5.3  Insurance......................................................34
       5.4  Financial Statements, Etc......................................34
       5.5  Notice of Default..............................................36
       5.6  Environmental Matters..........................................36
       5.7  ERISA Information.  ...........................................37
       5.8  Inspection.....................................................37
       5.9  Use of Proceeds................................................37
       5.10 Further Assurances.............................................37
       5.11 Depository Accounts............................................38
       5.12 Subsidiaries...................................................38

SECTION VI

   NEGATIVE COVENANTS......................................................38
       6.1  ERISA..........................................................38
       6.2  Transactions with Affiliates...................................39
       6.3  Mergers, Acquisitions, Etc.....................................39
       6.4  Disposition of Assets..........................................39
       6.5  Indebtedness...................................................40
       6.6  Liens..........................................................40

                                       ii


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       6.7  Restricted Payments............................................41
       6.8  Investments....................................................42
       6.9  Limitation on Leases...........................................43
       6.11 Quick Ratio....................................................43
       6.12 Minimum Profitability..........................................43
       6.13 Leverage.......................................................43
       6.14 Tangible Net Worth.............................................43

SECTION VII

   EVENTS OF DEFAULT.......................................................43
       7.1  Events of Default..............................................43
       7.2  Remedies Upon an Event of Default..............................45

SECTION VIII...............................................................46

ASSIGNMENT AND PARTICIPATION...............................................46
       8.1  Assignment.....................................................46
       8.2  Participations.................................................47

SECTION IX.................................................................48

THE AGENT..................................................................48
       9.1  Appointment of Agent; Powers and Immunities....................48
       9.2  Actions by Agent...............................................48
       9.3  Indemnification................................................49
       9.4  Reimbursement..................................................49
       9.5  Non-Reliance on Agent and Other Lenders........................50
       9.6  Resignation or Removal of Agent................................50

SECTION X..................................................................51

MISCELLANEOUS..............................................................51
       10.1  Notices.......................................................51
       10.2  Expenses......................................................52
       10.3  Indemnification...............................................52
       10.4  Survival of Covenants, Etc....................................53
       10.5  Set-Off.......................................................53
       10.6  No Waivers....................................................53
       10.7  Amendments, Waivers, etc......................................53
       10.8  Binding Effect of Agreement...................................54
       10.9  Captions; Counterparts........................................54
       10.10 Entire Agreement, Etc.........................................55

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       10.11 Waiver of Jury Trial..........................................55
       10.12 Governing Law.................................................55
       10.13 Severability..................................................55

                                    SCHEDULES

SCHEDULE 1 - Commitments of the Lenders
SCHEDULE 2 - List of Subsidiaries
SCHEDULE 3 - List of Covered States
SCHEDULE 4 - List of Existing Letters of Credit

                                    EXHIBITS

EXHIBIT A - Form of Revolving Credit Note
EXHIBIT B - Form of Notice of Borrowing or Conversion
EXHIBIT C - Disclosure
EXHIBIT D - Form of Report of Chief Financial Officer
EXHIBIT E - Form of Borrowing Base Report
EXHIBIT F - Assignment and Joinder Agreement
EXHIBIT G - Form of Subsidiary Guaranty

                           REVOLVING CREDIT AGREEMENT

     This REVOLVING CREDIT AGREEMENT (the "AGREEMENT") is made as of July 8, 1996, by and among MICROCOM, INC., a Massachusetts corporation having its chief executive office at 500 River Ridge Drive, Norwood, Massachusetts 02062 (the "BORROWER"); BAYBANK, N.A., a national banking association having its head office at 175 Federal Street, Boston, Massachusetts 02110 ("BAYBANK"); the other financial institutions listed on SCHEDULE 1 attached hereto (together with BayBank, the "LENDERS" and each a "LENDER"); and BAYBANK, N.A., as agent for the Lenders (in such capacity, the "AGENT"). This Agreement amends and restates in its entirety that certain Amended and Restated Credit Agreement, to which both the Borrower and BayBank are parties, dated as of March 22, 1995, as previously amended as of April 28, 1995, June 21, 1995, September 14, 1995 and December 13, 1995 (the "1995 CREDIT AGREEMENT").

     WHEREAS, the Borrower has requested the Lenders to extend credit in the form of loans and letters of credit, and the Lenders are willing to make loans to the Borrower and the Issuing Bank is willing to issue Letters of Credit, in each case on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION I
                                    ---------
                                   DEFINITIONS
                                   -----------

     1.1      Definitions.
              -----------

     All capitalized terms used in this Agreement or in the Credit Notes or in any certificate, report or other document made or delivered pursuant to this Agreement (unless otherwise defined therein) shall have the meanings assigned to them below:

     ACCOUNTS RECEIVABLE AND ACCOUNTS. All of the Borrower's accounts, accounts receivable, notes, bills, drafts, acceptances, instruments, documents, chattel paper and all other debts, obligations and liabilities in whatever form owing to the Borrower from any Person for goods sold by it or for services rendered by it, or however otherwise established or created, all guaranties and security therefor, all right, title and interest of the Borrower in the goods or services which gave rise thereto, including rights to reclamation and stoppage in transit and all rights of an unpaid seller of goods or services; whether any of the foregoing be now existing or hereafter arising, now or hereafter received by or owing or belonging to the Borrower.

     AFFECTED LOANS. See Section 2.11(a).

     AFFILIATE. With reference to any Person, (i) any director, officer or employee of that Person, (ii) any other Person controlling, controlled by or under direct or indirect common control of that Person, (iii) any other Person directly or indirectly holding 5% or more of any class of the capital stock or other equity interests (including options, warrants, convertible securities and similar rights) of that Person and (iv) any other Person 5% or more of any class of whose capital stock or other equity interests (including options, warrants, convertible securities and similar rights) is held directly or indirectly by that Person. For purposes of Sections 4.15, 5.10 and 7.9 hereof, "Affiliate" shall mean, within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) any member of a controlled group of corporations which includes the Borrower, (ii) any trade or business, whether or not incorporated, under common control with the Borrower, (iii) any member of an affiliated service group which includes the Borrower, and (iv) any member of a group treated as a single employer by regulation.

     AGENT. See Preamble and Section IX.

     AGENT FEE. See Section 2.6.

     AGREEMENT. This Revolving Credit Agreement, including the Exhibits and Schedules hereto, as the same may be supplemented or amended from time to time.

     ALTERNATE BASE RATE. The greater of (i) the rate of interest announced from time to time by the Agent at its head office as its "Prime Rate", "Base Rate" or similar reference rate and (ii) the Federal Funds Effective Rate plus 1/2 of 1% per annum (rounded upwards, if necessary, to the next 1/8 of 1%).

     ASSIGNEE. See Section 8.1.

     BASE RATE LOAN. Any Loan bearing interest at a rate determined with reference to the Alternate Base Rate.

     BORROWER. See Preamble.

     BORROWER'S ACCOUNTANTS. Arthur Andersen & Co. or such other independent certified public accountants as are selected by the Borrower and reasonably acceptable to the Agent.

     BORROWING BASE. An amount equal to the sum of (i) 80% of all Eligible Domestic Accounts Receivable, (ii) 80% of all Insured Eligible International Accounts Receivable, and (iii) 50% of all Eligible International Accounts Receivable which are not Insured, PROVIDED, HOWEVER, in no event may the sum determined in clause (iii) hereof exceed 10% of the total Borrowing Base. The term "INSURED" when used with respect to an Eligible International Account Receivable shall mean that the obligations of the account debtor under such Account are supported either (i) by a transferable commercial letter of credit or standby letter of credit issued for the account of the account debtor and for the benefit of the Borrower by a bank or other financial institution approved by the Agent in writing (and not subsequently disapproved), that (A) is payable in the United States, (B) provides for the full payment to the Borrower or its transferee of such Account Receivable either
(x) upon shipment of goods or the provision of services and upon presentation of documentation that such goods have been shipped or that such services have been provided or (y) upon default in payment of such Account Receivable in accordance with its terms or (ii) by insurance covering such obligations with terms that have been approved by the Agent in writing and underwritten by an insurer that has been approved by the Agent in writing (and not subsequently disapproved); PROVIDED, that the Agent and the Lenders hereby confirm that insurance which has been approved under the 1995 Credit Agreement and is now in place is currently acceptable to the Agent and the Lenders; and PROVIDED, FURTHER, that the Agent and the Lenders agree to review and consider with reasonable promptness insurance and insurers hereafter proposed by the Borrower.

     BORROWING BASE REPORT. A report signed by any Responsible Officer and in substantially the form of Exhibit E hereto.

     BUSINESS DAY. (i) For all purposes other than as covered by clause (ii) below, any day other than a Saturday, Sunday or legal holiday on which banks in Boston, Massachusetts are open for the conduct of a substantial part of their commercial banking business; and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day that is a Business Day described in clause (i) and that is also a day for trading by and between banks in U.S. Dollar deposits in the interbank Eurodollar market.

     CAPITAL EXPENDITURES. Without duplication, any expenditure for fixed or capital assets, leasehold improvements, capital leases, installment purchases of machinery and equipment, acquisitions of real estate and other similar expenditures including (i) in the case of a purchase, the entire purchase price, whether or not paid during the fiscal period in question, (ii) in the case of a capital lease, the entire rental amount for the lease term, and (iii) expenditures in any construction in progress account of the Borrower.

     CAPITAL LEASE. As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     CLOSING DATE. The first date on which the conditions set forth in Sections
3.1 and 3.2 have been satisfied.

     CODE. The Internal Revenue Code of 1986 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     COMMERCIAL LETTER OF CREDIT. A letter of credit, commonly known as a "commercial" or "trade" letter of credit, payable upon the presentation of a draft and specified documents and issued to facilitate payment for the purchase of goods.

     COMMERCIAL LETTER OF CREDIT. See Section 2.6.

     COMMERCIAL LETTER OF CREDIT FEE. See Section 2.6.

     COMMERCIAL LETTER OF CREDIT SUBLIMIT. $25,000,000.

     COMMITMENT. In relation to any particular Lender, the maximum dollar amount which such Lender has agreed to loan to the Borrower or make available to the Borrower pursuant to Letter of Credit Participations upon the terms and subject to the conditions of this Agreement, initially as set forth on SCHEDULE 1 attached hereto, as such Lender's Commitment may be modified pursuant hereto and in effect from time to time. SCHEDULE 1 shall be amended from time to time to reflect any changes in the Commitments of the Lenders.

     COMMITMENT PERCENTAGE. In relation to any particular Lender, the percentage which such Lender's Commitment represents of the aggregate Commitments of all the Lenders, initially as set forth on Schedule 1 attached hereto, as such Lender's Commitment Percentage may be modified pursuant hereto and in effect from time to time. SCHEDULE 1 shall be amended from time to time to reflect any changes in the Commitment Percentages of the Lenders.

     CONTRACTUAL OBLIGATION. As to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

     CONTROLLED GROUP. All members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     COVERED STATE. A country that is covered by the Borrower's credit insurance for Accounts Receivable. As of the date hereof, such countries are listed on
SCHEDULE 3 hereto.

     CURRENT LIABILITIES. At any time, all liabilities of the Borrower and its Subsidiaries at such time, on a consolidated basis, that would be classified as current liabilities in accordance with GAAP, including, without limitation, all Indebtedness of the Borrower and its Subsidiaries payable on demand or maturing within one year of such time, or renewable at the option of the Borrower or such Subsidiary for a period of not more than one year from such time, and all serial maturity and periodic or installment payments on any Indebtedness, to the extent such payments are required to be made within one year from such time.

     DEFAULT. An Event of Default or an event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.

     DRAWDOWN DATE. The Business Day on which any Loan is made or is to be made.

     ELIGIBLE DOMESTIC ACCOUNTS RECEIVABLE. An Account Receivable owing to the Borrower which met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

          (a) The original stated maturity of the Account is not more than 90 days after the invoice date thereof, and the Account (regardless of its stated maturity date) does not remain unpaid more than 90 days after such invoice date.

          (b) The Account arose from the performance of services or an outright sale of goods by Borrower, such goods have been shipped to the account debtor, and Borrower has possession of, or has delivered to Agent, shipping and delivery receipts evidencing such shipment.

          (c) The Account is owned solely by the Borrower and is not subject to any assignment, claim, lien, or security interest.

          (d) The Account is not subject to set-off, credit, allowance or adjustment by the account debtor, except discount allowed for prompt payment; the Account is not one as to which the account debtor disputes liability or makes any claim with respect thereto or as to which the Agent believes, in its sole discretion, that there may be a basis for dispute (but only to the extent of the amount subject to such dispute or claim), or which involves an account debtor subject to any insolvency proceeding, or who becomes insolvent or goes out of business.

          (e) The Account arose in the ordinary course of Borrower's business and did not arise from the performance of services or a sale of goods to a supplier or employee of the Borrower.

          (f) No notice of bankruptcy or insolvency of the account debtor has been received by or is known to the Borrower.

          (g) The aggregate receivables of the account debtor that have remained unpaid for a period of more than ninety (90) days from the invoice date shall not exceed 30% at any time.

          (h) The aggregate Accounts Receivable from the account debtor (including its Subsidiaries and Affiliates) do not exceed 25% of the total Eligible Domestic Accounts Receivable of the Borrower; that portion of the Account over the 25% level will be disqualified; PROVIDED, that upon the written request of the Borrower, the Lenders may consent to modify such limitation with respect to an account debtor identified by the Borrower, which consent shall be evidenced by and subject to the terms and conditions of a writing signed by the Majority Lenders.

          (i) The Account does not relate to goods placed on consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the account debtor may be conditional.

          (j) The account debtor is not an Affiliate, officer, employee or agent of the Borrower.

          (k) The account debtor is not a Governmental Authority.

          (l) The Borrower does not owe any amounts to the account debtor for goods sold, services rendered or otherwise; to the extent that any amounts are so owed, the Accounts of such account debtor in an amount equal to the amounts owed by the Borrower to the account debtor shall be disqualified.

          (m) The Agent has not notified the Borrower that the Agent has determined that an Account or account debtor is unsatisfactory for credit reasons (which determination shall not be made unreasonably).

          (n) The account debtor is a person or entity located in the United States and the Account arose out of services rendered or goods delivered in the United States.

     ELIGIBLE INTERNATIONAL ACCOUNT RECEIVABLE. An Account Receivable owing to the Borrower which met the requirements set forth in clauses (a) through (m) for Eligible Domestic Accounts Receivable and continues to meet the same until it is collected in full, but either the account debtor is a Person located outside the United States or the Account arose out of services rendered or goods delivered outside the United States; PROVIDED, HOWEVER, that if the account debtor is located in a country other than the United States, such country is a Covered State.

     ERISA. The Employee Retirement Income Security Act of 1974 and the rules and regulations thereunder, collectively, as the same may from time to time be supplemented or amended and remain in effect.

     ENVIRONMENTAL LAWS. Any and all applicable federal, state and local environmental, health or safety statutes, laws, regulations, rules and ordinances (whether now existing or hereafter enacted or promulgated), and all applicable judicial, administrative and regulatory decrees, judgments and orders, including common law rulings and determinations, relating to injury to, or the protection of, real or personal property or human health or the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, investigation, remediation and removal of emissions, discharges, releases or threatened releases of Hazardous Materials into the environment or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of such Hazardous Materials.

     EURODOLLAR LOAN. Any Loan bearing interest at a rate determined with reference to the Eurodollar Rate.

     EURODOLLAR RATE. With respect to any Eurodollar Loan for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher 1/100 of 1%) obtained by DIVIDING (a) the rate of interest determined by the Agent to be the prevailing rate per annum at which deposits in U.S. Dollars are offered to the Agent by first-class banks in the interbank Eurodollar market in which it regularly participates on or about 10:00 a.m. (Boston time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Eurodollar Loan to which such Interest Period is to apply for a period of time approximately equal to such Interest Period BY (b) a percentage equal to 100% MINUS the Eurodollar Reserve Percentage; PROVIDED, however, that if at any time during such Interest Period the Eurodollar Reserve Percentage applicable to such Eurodollar Loan changes, the Eurodollar Rate for such Interest Period shall automatically be adjusted to reflect such change, effective as of the date of such change in the Eurodollar Reserve Percentage.

     EURODOLLAR RESERVE PERCENTAGE. For any Interest Period, the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves), expressed as a decimal, established by the Board of Governors of the Federal Reserve System and any other banking authority, domestic or foreign, to which any Lender is subject with respect to "Eurocurrency Liabilities" (as defined in regulations issued from time to time by such Board of Governors). The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.

     EVENT OF DEFAULT. Any event described in Section 7.1.

     EXISTING LETTERS OF CREDIT. The letters of credit issued by BayBank and Silicon Valley Bank for the account of the Borrower, listed on Schedule 4 hereto.

     FACILITY FEE. See Section 2.6.

     FEDERAL FUNDS EFFECTIVE RATE. For any day, a fluctuating interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

     FINANCIAL INDEBTEDNESS. As applied to the Borrower and its Subsidiaries, without duplication, (i) all obligations for borrowed money or other extensions of credit whether secured or unsecured, absolute or contingent, including, without limitation, unmatured reimbursement obligations with respect to letters of credit or guaranties issued for the account of or on behalf of the Borrower and its Subsidiaries and all obligations representing the deferred purchase price of property, other than accounts payable arising in the ordinary course of business, (ii) all obligations evidenced by bonds, notes, debentures or other similar instruments, (iii) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired by the Borrower or any of its Subsidiaries whether or not the obligations secured thereby shall have been assumed, (iv) that portion of all obligations arising under Capital Leases, and (v) all obligations that are immediately due and payable out of the proceeds of or production from property now or hereafter owned or acquired by the Borrower or any of its Subsidiaries, but excluding anything in the nature of capital stock, capital surplus and retained earnings.

     FINANCIAL STATEMENTS DATE. March 31, 1996.

     FRONTING FEE. See Section 2.6.

     GAAP. Generally accepted accounting principles, consistently applied.

     GOVERNMENTAL APPROVALS. Any authorization, consent, order, approval, license, lease, ruling, permit, tariff, rate, certification, validation, exemption, filing or registration by or with, or notice to, any Governmental Authority.

     GOVERNMENTAL AUTHORITY. Any federal, state, municipal or other governmental department, commission, board, bureau, agency, court, tribunal or other instrumentality, domestic or foreign, and any arbitrator.

     GUARANTY OR GUARANTIES. As applied to the Borrower and its Subsidiaries, all guaranties, endorsements or other contingent or surety obligations (other than those arising under a Subsidiary Guaranty) with respect to obligations of others, whether or not reflected on the consolidated balance sheet of the Borrower and their Subsidiaries, including any obligation to furnish funds, directly or indirectly (whether by virtue of partnership arrangements, by agreement to keep-well or otherwise), through the purchase of goods, supplies or services, or by way of stock purchase, capital contribution, advance or loan, or to enter into a contract for any of the foregoing, for the purpose of payment of obligations of any other Person.

     HAZARDOUS MATERIAL. Any substance (i) the presence of which requires or may hereafter require notification, investigation, removal or remediation under any Environmental Law; (ii) which is or becomes defined as a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Environmental Law or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 ET SEQ.) and any applicable local statutes and the regulations promulgated thereunder; (iii) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and which is or becomes regulated pursuant to any Environmental Law by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, any state of the United States, or any political subdivision thereof; or (iv) without limitation, which contains gasoline, diesel fuel or other petroleum products, asbestos or polychlorinated biphenyls ("PCB'S").

     INDEBTEDNESS. As applied to the Borrower and its Subsidiaries, without duplication, (i) all Financial Indebtedness, (ii) all Guaranties, and (iii) all other obligations which, in accordance with GAAP, would be included as a liability on the consolidated balance sheet of the Borrower and its Subsidiaries, but excluding anything in the nature of capital stock, capital surplus and retained earnings.

     INITIAL FINANCIAL STATEMENT. See Section 4.6.

     INTEREST PERIOD. With respect to each Eurodollar Loan, the period commencing on the date of the making or continuation of or conversion to such Eurodollar Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as the Borrower may elect in the applicable Notice of Borrowing or Conversion; PROVIDED that:

          (i) any Interest Period (other than an Interest Period determined pursuant to clause (iii) below) that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

          (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar month;

          (iii) any Interest Period that would otherwise end after the Maturity Date shall end on the Maturity Date; and

          (iv) notwithstanding clause (iii) above, no Interest Period shall have a duration of less than one month, and if any Interest Period applicable to a Loan would be for a shorter period, such Interest Period shall not be available hereunder.

     INVENTORY. All of the Borrower's inventory of whatever name, nature, kind or description, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by Borrower, parts, supplies, all wrapping, packaging, advertising, labeling, and shipping materials, devices, names and marks, all contracts, rights and documents relating to any of the foregoing, whether any of the foregoing be now existing or hereafter arising, wherever located, now owned or hereafter acquired by the Borrower.

     INVESTMENT. As applied to any Person (the "INVESTOR"), (a) any investment by the Investor in any other Person, whether by means of share purchase, capital contribution, purchase or other acquisition of a partnership or joint venture interest, loan, time deposit, demand deposit or otherwise and (b) any Guaranty by the Investor of any Indebtedness or other obligation of any other Person.

     ISSUING BANK. BayBank.

     LEASE EXPENSE. For any period, the consolidated rental expense of the Borrower and its Subsidiaries for such period, as determined in accordance with GAAP, including, whether or not included as a rental expense in accordance with GAAP, all rent and other amounts accrued during such period under any Capital Lease under which the Borrower or any Subsidiary thereof is a lessee or tenant.

     LENDERS. BayBank, the other financial institutions listed on SCHEDULE 1 attached hereto and each other Person that may after the date hereof become a party to this Agreement as a "Lender" hereunder.

     LETTERS OF CREDIT. All letters of credit issued for the account of the Borrower as provided in this Agreement, including Standby Letters of Credit and Commercial Letters of Credit issued by the Issuing Bank, and all Existing Letters of Credit.

     LETTER OF CREDIT APPLICATIONS. Applications for Letters of Credit in such form as may be required by the Issuing Bank from time to time which are executed and delivered by the Borrower to the Issuing Bank pursuant to Section IIA, as the same may be amended or supplemented from time to time.

     LETTER OF CREDIT PARTICIPATION. See Section 2A.1(b).

     LIEN. Any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement or security arrangement of any kind, encumbrance, lien (statutory or other), preference or priority of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Capital Lease, and the filing of a financing statement under the Uniform Commercial Code or comparable law of any jurisdiction), together with any renewal or extension thereof.

     LOAN DOCUMENTS. This Agreement, the Notes, the Letter of Credit Applications and the Subsidiary Guaranties, together with any agreements, instruments or documents executed and delivered pursuant to or in connection with any of the foregoing.

     LOANS. The Loans made or to be made by the Lenders to the Borrower pursuant to Section II of this Agreement, including Revolving Credit Loans and unpaid Reimbursement Obligations.

     MAJORITY LENDERS. As of any date, the holders of fifty-one percent (51%) of the outstanding principal amount of the Loans on such date; and if no such principal is outstanding, the holders of fifty-one percent (51%) of the total Commitments.

     MATERIAL ADVERSE EFFECT. A material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower, or of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower to perform its obligations under this Agreement, the Notes or any of the other Loan Documents, (c) the validity or enforceability of this Agreement, the Notes or any of the other Loan Documents, or the rights or remedies of the Agent or the Lenders hereunder or thereunder, or (d) the right of the Agent or the Lenders to enforce the payment of accounts against account debtors in any particular State.

     MATURITY DATE. July 7, 1997.

     MAXIMUM DRAWING AMOUNT. The maximum aggregate amount from time to time that beneficiaries may draw under outstanding Letters of Credit.

     NEGOTIATION FEE. See Section 2.6.

     NET INCOME (NET LOSS). For any period in respect of which the amount thereof shall be determined, the aggregate of the consolidated net income (net loss) after taxes for such period (taken as a cumulative whole) of the Borrower and its Subsidiaries, determined in accordance with GAAP.

     1995 CREDIT AGREEMENT. See Preamble.

     NOTE RECORD. Any internal record, including a computer record, maintained by any Lender with respect to any Loan.

     NOTES. See Section 2.2.

     NOTICE OF BORROWING OR CONVERSION. The notice, substantially in the form of EXHIBIT B hereto, to be given by the Borrower to the Agent to request a Loan or to convert an outstanding Loan of one Type into a Loan of another Type, in accordance with Section 2.3.

     OBLIGATIONS. Any and all obligations of the Borrower to the Agent, the Issuing Bank or the Lenders of every kind and description pursuant to or in connection with the Loan Documents, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument, if any, and including obligations to perform acts and refrain from taking action as well as obligations to pay money.

     PARTICIPANT. See Section 8.2.

     PENSION PLAN. Any Plan which is an "employee pension benefit plan" (as defined in ERISA).

     PBGC. The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     PERMITTED LIEN. See Section 6.6.

     PERSON. Any individual, corporation, partnership, trust, unincorporated association, business or other legal entity, and any government or governmental agency or political subdivision thereof.

     PLAN. Any "employee pension benefit plan" or "employee welfare benefit plan" (each as defined in ERISA) maintained by the Borrower or any Subsidiary.

     PROHIBITED TRANSACTION. Any "prohibited transaction" as defined in ERISA and the Code.

     PURCHASE MONEY INDEBTEDNESS. Any Indebtedness incurred to finance the acquisition of assets or the cost of improvements on real property or leaseholds, in each case in an amount not in excess of the lesser of (a) the purchase price or acquisition cost of said assets or the cost of said improvements and (b) the fair market value of said assets or said improvements on the date of acquisition of said assets or contract for said improvements, together with any renewal, extension and refunding of such Purchase Money Indebtedness in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding.

     PURCHASE MONEY SECURITY INTEREST. A security interest securing Purchase Money Indebtedness, which security interest applies solely to the particular assets acquired with the Purchase Money Indebtedness that said Purchase Money Security Interest secures.

     QUICK RATIO. At any time, all cash and accounts receivable, less reserves for doubtful accounts, of the Borrower and its Subsidiaries at such time, on a consolidated basis, determined in accordance with GAAP, divided by the aggregate of all Current Liabilities at such time.

     REIMBURSEMENT OBLIGATION. The Obligation of the Borrower to reimburse the Issuing Bank and the Lenders on account of any drawing under any Letter of Credit as provided in Section 2A.2.

     RENTALS. As of any date, the aggregate rentals payable by the Borrower and its Subsidiaries on and after such date under all leases (operating leases as well as Capital Leases) under which the Borrower or any Subsidiary is a lessee or tenant.

     RESPONSIBLE OFFICER. The chief financial officer of the Borrower or any other officer of the Borrower designated by the chief financial officer to sign Borrowing Base Reports and Notices of Borrowing or Conversion.

     RESTRICTED PAYMENT. With respect to the Borrower or any Subsidiary thereof,
(a) any dividend or other distribution on any shares of capital stock of the Borrower or such Subsidiary (except dividends payable solely in shares of such capital stock or rights to acquire such capital stock) or (b) any payment or other distribution on account of the purchase, redemption, retirement or acquisition of (i) any shares of the capital stock of the Borrower or a Subsidiary thereof (other than the purchase by the Borrower or a wholly-owned Subsidiary thereof of the capital stock of a wholly-owned Subsidiary of the Borrower) or (ii) any option, warrant, convertible security or other right to acquire shares of the capital stock of the Borrower or a Subsidiary thereof.

     REVOLVING CREDIT LOAN. See Section 2.1(a) hereof.

     SIGNIFICANT ACQUISITION. A merger or consolidation or an acquisition of assets the aggregate purchase price or consideration for which (including all payments to be made under any applicable non-compete agreements or any seller financing) is above $1,000,000, or which, if consummated, would cause the aggregate purchase price or consideration for all such mergers, consolidations and acquisitions during any fiscal year to exceed $5,000,000.

     STANDBY LETTER OF CREDIT. A letter of credit, commonly known as a "standby" or "guaranty" letter of credit, issued to pay the beneficiary in the event of the account party's failure to perform an obligation.

     STANDBY LETTER OF CREDIT FEE. See Section 2.6.

     STANDBY LETTER OF CREDIT SUBLIMIT. $25,000,000.

     SUBSIDIARY GUARANTOR. Any Subsidiary of the Borrower identified as such on
Schedule 2, and any Subsidiary acquired or created after the date hereof that delivers a Subsidiary Guaranty pursuant to Section 5.12.

     SUBSIDIARY GUARANTY. See Section 3.1 and EXHIBIT G.

     SUBSIDIARY. Any corporation, association, joint stock company, business trust or other similar organization of which 50% or more of the ordinary voting power for the election of a majority of the members of the board of directors or other governing body of such entity is held or controlled by the Borrower or a Subsidiary of the Borrower; or any other such organization the management of which is directly or indirectly controlled by the Borrower or a Subsidiary of the Borrower through the exercise of voting power or otherwise; or any joint venture, whether incorporated or not, in which the Borrower has a 50% or greater ownership interest.

     TANGIBLE NET WORTH. At any time, the consolidated stockholders' equity of the Borrower and its Subsidiaries at such time determined in accordance with GAAP, LESS all assets that are reflected on the consolidated balance sheet of the Borrower and its Subsidiaries at such time that would be treated as intangibles under GAAP (including, but not limited, to goodwill, capitalized software and excess purchase costs).

     TOTAL COMMITMENT. The sum of the Commitments of the Lenders as in effect from time to time, which as of the Closing Date shall be $45,000,000 and which may be any lesser amount, including zero, resulting from a termination or reduction of such amount in accordance with Sections 2.1 and 7.2 hereof.

     TOTAL LIABILITIES. At any time, the consolidated liabilities of the Borrower and its Subsidiaries at such time, determined in accordance with GAAP.

     TOTAL OUTSTANDINGS. At any time, the sum of (i) the aggregate outstanding principal balance of the Loans at the time and (ii) the Maximum Drawing Amount at the time.

     TYPE. A Eurodollar Loan or a Base Rate Loan.

     1.2  Rules Of Interpretation.
          -----------------------

          (a) All terms of an accounting character used herein but not defined herein shall have the meanings assigned thereto by GAAP applied on a consistent basis. Except as otherwise indicated, all calculations for the purposes hereof shall be made in accordance with GAAP.

          (b) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented and in effect from time to time in accordance with its terms and the terms of this Agreement.

          (c) The singular includes the plural and the plural includes the singular.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) The words "include", "includes" and "including" are not limiting.

          (f) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

          (g) All terms not specifically defined herein or by GAAP that are defined in the Uniform Commercial Code as in effect in The Commonwealth of Massachusetts have the meanings assigned to them in such Uniform Commercial Code.

                                   SECTION II
                                   ----------

                              DESCRIPTION OF CREDIT
                              ---------------------

     2.1  Revolving Credit Loans.
          ----------------------

          (a) Upon the terms and subject to the conditions of this Agreement, and in reliance upon the representations, warranties and covenants of the Borrower herein, each of the Lenders agrees, severally and not jointly, to make revolving credit loans (the "REVOLVING CREDIT LOANS") to the Borrower at the Borrower's request from time to time from and after the Closing Date and prior to the Maturity Date, PROVIDED that the Total Outstandings (after giving effect to all requested Loans and Letters of Credit) shall not at any time exceed the lesser of (i) the Borrowing Base as at the end of the fiscal quarter immediately prior to the date of determination and (ii) the Total Commitment, and PROVIDED, FURTHER that the sum of the aggregate principal amount of outstanding Revolving Credit Loans made by each Lender and all outstanding Letter of Credit Participations of such Lender shall not at any time (after giving effect to all requested Loans and Letters of Credit) exceed such Lender's Commitment. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay, prepay and reborrow amounts, up to the limits imposed by this Section 2.1, from time to time between the Closing Date and the Maturity Date upon request given to the Agent pursuant to Section 2.3. Each request for a Revolving Credit Loan or Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 3.1 and
3.2 have been satisfied as of the date of such request.

          (b) No Eurodollar Loan shall be requested or made for less than $1,000,000 in principal amount and in integral multiples of $500,000 in excess of such minimum amount, and no Base Rate Loan shall be requested or made for less than $500,000 in principal amount and in integral multiples of $100,000 in excess of such minimum amount. No more than ten (10) Eurodollar Loans may be outstanding at any time.

          (c) Upon the terms and subject to the conditions of this Agreement, the Borrower may convert all or any part (in integral multiples of $500,000) of any outstanding Loan into a Loan of another Type on any Business Day (which, in the case of a conversion of an outstanding Eurodollar Loan shall be the last day of the Interest Period applicable to such

Eurodollar Loan). The Borrower shall give the Agent prior notice of each such conversion (which notice shall be effective upon receipt) in accordance with
Section 2.3.

          (d) All Commitments shall automatically terminate at 5:00 p.m. Boston time on the Maturity Date. Subject to the provisions of Section 2.7 regarding mandatory payments, the Borrower shall have the right at any time and from time to time upon five (5) Business Days' prior written notice to the Agent to reduce by $5,000,000, and in integral multiples of $5,000,000 if in excess thereof, the Total Commitment or to terminate entirely the Lenders' Commitments to make Loans hereunder, whereupon the Commitments of the Lenders shall be reduced pro rata in accordance with their respective Commitment Percentages by the aggregate amount specified in such notice or shall, as the case may be, be terminated entirely. No such reduction or termination of any Commitment may be reinstated. If, as a result of any such reduction, the Maximum Drawing Amount at the time would exceed the Total Commitment or the amount of Letters of Credit permitted to be outstanding under Sections 2.1(a) and 2A.1(a) hereof, the Borrower shall, as a condition precedent to any such reduction, deposit with and pledge to the Agent for the benefit of the Lenders and the Issuing Bank cash in an amount equal to 105% of such excess. If any Letters of Credit would remain outstanding after the effective date of any such termination, in addition to satisfaction of all other applicable terms and conditions of this Agreement, the Borrower shall deposit with and pledge to the Agent for the benefit of the Lenders and the Issuing Bank cash in an amount equal to 105% of the Maximum Drawing Amount at the effective date of such termination.

     2.2 THE NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes for each Lender, each such note to be in substantially the form of EXHIBIT A hereto, dated as of the Closing Date and completed with appropriate insertions (each such note being referred to herein as a "NOTE" and collectively as the "NOTES"). One Note shall be payable to the order of each Lender in a principal amount equal to such Lender's Commitment. The Borrower irrevocably authorizes each of the Lenders to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on the Notes, an appropriate notation on its Note Record reflecting (as the case may be) the making of such Revolving Credit Loan or the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on the Note Records shall be PRIMA FACIE evidence of the principal amount thereof owing and unpaid to such Lenders, but the failure to record, or any error in so recording, any such amount on any Lender's Note Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Note to make payments of principal of or interest on any Note when due.

     2.3  Notice and Manner of Borrowing or Conversion of Loans.
          -----------------------------------------------------

          (a) Whenever the Borrower desires to obtain or continue a Loan hereunder or convert an outstanding Loan into a Loan of another Type, the Borrower shall give the Agent a written Notice of Borrowing or Conversion (or a telephonic notice promptly confirmed by a written Notice of Borrowing or Conversion), which Notice shall be irrevocable and which must be received no later than 11:00 a.m. Boston time on the date (i) one Business Day before the day on which the requested Loan is to be made as or converted to a Base Rate Loan, and (ii) three Business Days before the day on which the requested Loan is to be made or continued as or converted to a Eurodollar Loan. Such Notice of Borrowing or Conversion shall specify (i) the effective date and amount of each Loan or portion thereof requested to be made, continued or converted, subject to the limitations set forth in Section 2.1, (ii) the interest rate option requested to be applicable thereto, and (iii) the duration of the applicable Interest Period, if any (subject to the provisions of the definition of the term "Interest Period"). If such Notice fails to specify the interest rate option to be applicable to the requested Loan, then the Borrower shall be deemed to have requested a Base Rate Loan. If the written confirmation of any telephonic notification differs in any material respect from the action taken by the Agent, the records of the Agent shall control absent manifest error.

          (b) Subject to the provisions of the definition of the term
"Interest Period" herein, the duration of each Interest Period for a Eurodollar Loan shall be as specified in the applicable Notice of Borrowing or Conversion. If no Interest Period is specified in a Notice of Borrowing or Conversion with respect to a requested Eurodollar Loan, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Agent receives a Notice of Borrowing or Conversion after the time specified in subsection (a) above, such Notice shall not be effective. If the Agent does not receive an effective Notice of Borrowing or Conversion with respect to an outstanding Eurodollar Loan, or if, when such Notice must be given prior to the end of the Interest Period applicable to such outstanding Loan, the Borrower shall have failed to satisfy any of the conditions hereof, the Borrower shall be deemed to have elected to convert such outstanding Loan in whole into a Base Rate Loan on the last day of the then current Interest Period with respect thereto.

     2.4  Funding of Loans.
          ----------------

          (a) Revolving Credit Loans shall be made by the Lenders PRO RATA in accordance with their respective Commitment Percentages, PROVIDED, HOWEVER that the failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender).

          (b) The Agent shall promptly notify the Lenders of each Notice of Borrowing or Conversion received pursuant to Section 2.3 and of each Lender's portion of the requested Loan. Not later than 1:00 p.m. (Boston time) on the proposed Drawdown Date of such Loan, each Lender will make available to the Agent, at its head office, in immediately available funds, the amount of such Lender's Commitment Percentage of the amount of such requested Loan. Upon receipt by the Agent of such amount, and upon receipt of the documents required by Section 3 and the satisfaction of the other conditions set forth therein (to the extent applicable) the Agent will make available to the Borrower the aggregate amount of such Loan. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any

Drawdown Date the amount of its Commitment Percentage of any requested Loans shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender's Commitment Percentage of any requested Loans.

          (c) The Agent may, unless notified to the contrary by any Lender prior to a Drawdown Date, assume that each Lender has made available to the Agent on such Drawdown Date the amount of such Lender's Commitment Percentage of the Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If any Lender makes available to the Agent such amount on a date after such Drawdown Date, such Lender shall pay to the Agent on demand an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount of such Lender's Commitment Percentage of any such Loans, TIMES (iii) a fraction, the numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Lender's Commitment Percentage of such Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Lender with respect to any amounts owing under this paragraph shall be PRIMA FACIE evidence of the amount due and owing to the Agent by such Lender. If the amount of such Lender's Commitment Percentage of such Loans is not made available to the Agent by such Lender with three (3) Business Days following such Drawdown Date, the Agent shall be entitled to recover such amount from the Borrower on demand, with interest thereon at the rate per annum applicable to the Loans made on such Drawdown Date.

     2.5  Interest Rates and Payments of Interest.
          ----------------------------------------

          (a) Each Loan which is a Base Rate Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Alternate Base Rate, which rate shall change contemporaneously with any change in the Alternate Base Rate. Such interest shall be payable monthly in arrears on the first Business Day of each month, commencing June 30, 1996.

          (b) Each Loan which is a Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for each Interest Period applicable thereto, at a rate per annum equal to the Eurodollar Rate plus 1.50%. Such interest shall be payable for such Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

          (c) If an Event of Default shall occur and be continuing, then at the option of the Agent or the direction of the Majority Lenders (i) the unpaid balance of Loans shall bear interest, to the extent permitted by law, compounded daily at an interest rate equal to 2% per annum above the interest rate applicable to each such Loan in effect on the day such Event of Default occurs, until such Event of Default is cured or waived, and the Borrower shall pay to the

Agent for the benefit of the Lenders a fee (in addition to the Letter of Credit
Fee) equal to 1% per annum of the Maximum Drawing Amount of all Letters of Credit outstanding during the period from the occurrence of such Event of Default until such Event of Default is cured or waived.

     2.6  Fees.
          ----

          (a) On the Closing Date, the Borrower shall pay to the Agent for its account an agency fee (the "AGENT FEE"), payable in advance for the term hereof, in the amount provided for the commitment letter dated May 21, 1996 from the Lenders to the Borrower.

          (b) On the Closing Date, the Borrower shall pay to the Agent for the benefit of the Lenders a facility fee (the "FACILITY FEE"), payable in advance for the term hereof, equal to one-quarter percent (1/4%) per annum of the Total Commitment, PROVIDED that the Borrower shall be entitled to a credit against the Facility Fee payable to the Agent for the accounts of BayBank and Silicon Valley Bank, each in the amount of $8115.85.

          (c) The Borrower shall pay to the Issuing Bank, for the benefit of the Lenders, a fee with respect to each Standby Letter of Credit issued (each a "STANDBY LETTER OF CREDIT FEE") equal to one and one-quarter percent (1-1/4%) per annum of the Maximum Drawing Amount of each such Standby Letter of Credit, payable in advance on the date of issuance or renewal of the applicable Letter of Credit. In addition, the Borrower shall pay to the Issuing Bank for its account with respect to each Standby Letter of Credit issued a fronting fee (each a "FRONTING FEE") equal to one-tenth of one percent (0.10%) per annum of the Maximum Drawing Amount of each such Standby Letter of Credit, payable in advance on the date of issuance or renewal of the applicable Standby Letter of Credit.

          (d) The Borrower shall pay to the Issuing Bank, for the sole benefit of the Issuing Bank, a fee with respect to each Commercial Letter of Credit issued or amended (each a "COMMERCIAL LETTER OF CREDIT FEE") equal to such Issuing Bank's standard issuance or amendment fee. The Commercial Letter of Credit Fee shall be payable in advance by the Borrower on the date of issuance, amendment or renewal of the applicable Commercial Letter of Credit. In addition, the Borrower shall pay to the Issuing Bank a non-refundable negotiation fee (each a "NEGOTIATION FEE") with respect to each Commercial Letter of Credit in an amount determined in accordance with a schedule of negotiation fees furnished by the Issuing Bank to the Borrower from time to time and approved by the Lenders. The Negotiation Fee shall be payable in advance by the Borrower on the date of issuance of the applicable Commercial Letter of Credit. The Issuing Bank shall pay to the Lenders in arrears and on a quarterly basis during the term of each Commercial Letter of Credit, ending on the date such Commercial Letter of Credit expires or is fully drawn upon, an amount equal to the Negotiation Fee for such Commercial Letter of Credit less 1/8 of 1% of such Negotiation Fee to be retained by the Issuing Bank (such amount to be pro rated for such quarter), and less the unreimbursed out-of-pocket costs and expenses incurred by the Issuing Bank in connection with such Commercial Letter of

Credit during such quarter. Such amount shall be allocated among the Lenders according to their Commitment Percentages.

          (e) Without limiting any of the Lenders' other rights hereunder or by law, if any Loan or any portion thereof or any interest thereon or any other amount payable hereunder or under any other Loan Document is not paid within ten days after its due date, the Borrower shall pay to the Agent for the benefit of the Lenders on demand a late payment charge equal to 5% of the amount of the payment due.

          (f) The Borrower shall pay to the Lenders such other charges imposed by the Lenders on the Borrower as are customarily imposed by the Lenders on borrowers generally.

          (g) The Borrower shall pay to the Agent, solely for the account of the Agent, such other fees as the Borrower and the Agent shall agree.

          (h) The Borrower authorizes Agent, the Issuing Bank and the
Lenders to charge to their Note Records or to any deposit account which the Borrower may maintain with the any of them the interest, fees, charges, taxes and expenses provided for in this Agreement, the other Loan Documents or any other document executed or delivered in connection herewith or therewith.

     2.7  Payments and Prepayments of the Loans.
          -------------------------------------

          (a) On the Maturity Date, the Borrower shall pay in full the unpaid principal balance of the Revolving Credit Loans, together with all unpaid interest thereon and all fees and other amounts due with respect thereto. Revolving Credit Loans that are Eurodollar Loans may be paid, without premium or penalty, on the last day of any Interest Period applicable thereto, upon three Business Days' notice. Revolving Credit Loans that are Base Rate Loans may be prepaid at any time, without premium or penalty, upon one Business Day's notice. Any such notice of prepayment shall be irrevocable. Prepayments of Revolving Credit Loans may be reborrowed to the extent provided in Section 2.1.

          (b) If at any time the Total Outstandings exceed the lesser of (i) the Borrowing Base and (ii) the Total Commitment, the Borrower shall immediately pay the amount of any such excess to the Agent for application to the Loans.

     2.8  Method and Allocation of Payments.
          ---------------------------------

          (a) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without set-off or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the

Borrower is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to each Lender such additional amount in U.S. Dollars as shall be necessary to enable such Lender to receive the same net amount which such Lender would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to each Lender certificates or other valid vouchers or other evidence of payment reasonably satisfactory to the Agent for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document. The Lenders may, and the Borrower hereby authorizes the Lenders to, debit the amount of any payment not made by such time to the demand deposit accounts of the Borrower with the Lenders or to their Note Records.

          (b) Except as otherwise specifically provided herein, all payments of principal of and interest in respect of Loans, Facility Fees, Standby Letter of Credit Fees and Negotiation Fees shall be made to the Agent or the Issuing Bank, as the case may be, the for the benefit of the Lenders, PRO RATA in accordance with their Commitment Percentages, and payments of any other amounts due hereunder shall be made to the Agent to be allocated among the Agent, the Lenders and the Issuing Bank as their respective interests appear. All such payments shall be made at the Agent's head office or at such other location that the Agent may from time to time designate, in each case in immediately available funds.

          (c) If the Commitments shall have been terminated or the Obligations shall have been declared immediately due and payable pursuant to Section 7.2, all funds received from or on behalf of the Borrower by any Lender or the Issuing Bank in respect of Obligations (except funds received by any Lender as a result of a purchase of a participant interest pursuant to Section 2.8(d) below) shall be remitted to the Agent, and all such funds, together with all other funds received by the Agent from or on behalf of the Borrower in respect of Obligations, shall be applied by the Agent in the following manner and order:
(i) first, to reimburse the Agent, the Issuing Bank and the Lenders, in that order, for any amounts payable pursuant to Sections 10.2 and 10.3 hereof; (ii) second, to the payment of Facility Fees, Letter of Credit Fees and any other fees payable hereunder; (iii) third, to the payment of interest due on the Loans and the Reimbursement Obligations; (iv) fourth, to the payment of the outstanding principal balance of the Loans and the Reimbursement Obligations;
(v) fifth, to the payment of any other Obligations payable by the Borrower; and
(vi) any remaining funds shall be paid to whoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

          (d) Each of the Lenders and the Agent hereby agrees that if it should receive any amount (whether by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) in respect of principal of, or interest on, the Loans or any fees which are to be shared PRO RATA among the Lenders, which, as compared to the amounts theretofore received by the other Lenders with respect to such principal, interest or fees, is in excess of such Lender's Commitment Percentage of such principal, interest or fees, such Lender shall share such excess, less the costs and expenses (including, reasonable attorneys' fees and disbursements) incurred by such Lender in connection with such realization, exercise, claim or action, PRO RATA with all other Lenders in proportion to their respective Commitment Percentages, and such sharing shall be deemed a purchase (without recourse) by such sharing party of participant interests in the Loans or such fees, as the case may be, owed to the recipients of such shared payments to the extent of such shared payments; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

     2.9 EURODOLLAR INDEMNITY. If the Borrower for any reason (including, without limitation, pursuant to Sections 2.11, 2.7(b) and 8.2 hereof) makes any payment of principal with respect to any Eurodollar Loan on any day other than the last day of an Interest Period applicable to such Eurodollar Loan, or fails to borrow or continue or convert to a Eurodollar Loan after giving a Notice of Borrowing or Conversion thereof pursuant to Section 2.3, or fails to prepay a Eurodollar Loan after having given notice thereof, the Borrower shall pay to the Agent for the benefit of the Lenders any amount required to compensate the Lenders for any additional losses, costs or expenses which they may reasonably incur as a result of such payment or failure, including, without limitation, any loss (including loss of anticipated profits), costs or expense incurred by reason of the liquidation or re-employment of deposits or other funds required by the Lenders to fund or maintain such Eurodollar Loan. The Borrower shall pay such amount upon presentation by the Agent of a statement setting forth the amount and the Agent's (or the affected Lenders') calculation thereof pursuant hereto, which statement shall be deemed true and correct absent manifest error.

     2.10 COMPUTATION OF INTEREST AND FEES. Interest and all fees payable hereunder shall be computed daily on the basis of a year of 360 days and paid for the actual number of days for which due. If the due date for any payment of principal is extended by operation of law, interest shall be payable for such extended time. If any payment required by this Agreement becomes due on a day that is not a Business Day such payment may be made on the next succeeding Business Day (subject to the definition of the term "Interest Period"), and such extension shall be included in computing interest in connection with such payment.

     2.11 Changed Circumstances; Illegality.
          ---------------------------------

          (a) Notwithstanding any other provision of this Agreement, in the event that:

               (i) on any date on which the Eurodollar Rate would otherwise be set the Agent shall have determined in good faith (which determination shall be final and conclusive) that adequate and fair means do not exist for ascertaining the Eurodollar Rate, or

               (ii) at any time the Agent or any Lender shall have determined in good faith (which determination shall be final and conclusive and, if made by any Lender, shall have been communicated to the Agent in writing) that:

          (A) the making or continuation of or conversion of any Loan to a Eurodollar Loan has been made impracticable or unlawful by (1) the occurrence of a contingency that materially and adversely affects the interbank Eurodollar market or (2) compliance by the Agent or such Lender in good faith with any applicable law or governmental regulation, guideline or order or interpretation or change thereof by any governmental authority charged with the interpretation or administration thereof or with any request or directive of any such governmental authority (whether or not having the force of law); or

          (B) the Eurodollar Rate shall no longer represent the effective cost to the Agent or such Lender for U.S. dollar deposits in the interbank market for deposits in which it regularly participates;

then, and in any such event, the Agent shall forthwith so notify the Borrower thereof. Until the Agent notifies the Borrower that the circumstances giving rise to such notice no longer apply, the obligation of the Lenders to allow selection by the Borrower of the Type of Loan affected by the contingencies described in this Section (herein called "AFFECTED LOANS") shall be suspended. If, at the time the Agent so notifies the Borrower, the Borrower has previously given the Agent a Notice of Borrowing or Conversion with respect to one or more Affected Loans but such Loans have not yet gone into effect, such notification shall be deemed to be a request for Base Rate Loans.

          (b) In the event of a determination of illegality pursuant to subsection (a)(ii)(A) above, the Borrower shall, with respect to the outstanding Affected Loans, prepay the same, together with interest thereon and any amounts required to be paid pursuant to Section 2.9, on such date as shall be specified in such notice (which shall not be earlier than the date such notice is given) and may, subject to the conditions of this Agreement, borrow a Loan of another Type in accordance with Section 2.1 hereof by giving a Notice of Borrowing or Conversion pursuant to Section 2.3 hereof.

     2.12 INCREASED COSTS. In case any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law):

          (i) subjects any Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrower or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), or

          (ii) imposes, modifies or deems applicable any deposit insurance, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, any Lender (other than such requirements as are already included in the determination of the Eurodollar
     Rate), or

          (iii) imposes upon any Lender any other condition with respect to its obligations or performance under this Agreement or in respect of any Letter of Credit,

and the result of any of the foregoing is to increase the cost to the Lender, reduce the income receivable by such Lender or impose any expense upon such Lender with respect to any Loans or its obligations under this Agreement or in respect of any Letter of Credit, such Lender shall notify the Borrower and the Agent thereof. The Borrower agrees to pay to such Lender the amount of such increase in cost, reduction in income or additional expense as and when such cost, reduction or expense is incurred or determined, upon presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based, which statement shall be deemed true and correct absent manifest error.

     2.13 CAPITAL REQUIREMENTS. If after the date hereof any Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (ii) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on such Lender's or such holding company's capital as a consequence of such Lender's Commitment to make Loans hereunder or its obligations in respect of any Letter of Credit to a level below that which such Lender or such holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Lender to be material, then such Lender shall notify the Borrower and the Agent thereof. The Borrower agrees to pay to such Lender the amount of such reduction of return on capital as and when such reduction is determined, payable within 90 days after presentation by such Lender of a statement in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error) unless within such 90 day period the Borrower shall have prepaid in full all Obligations to such Lender, in which event no amount shall be payable to such Lender under this Section. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

                                   SECTION IIA
                                   -----------

                                LETTERS OF CREDIT
                                -----------------

     2A.1 Issuance.
          --------

          (a) Upon the terms and subject to the conditions hereof, the Issuing Bank, in reliance upon the representations and warranties of the Borrower contained herein, agrees to issue Letters of Credit for the account of the Borrower in such form as may be requested from time to time by the Borrower and agreed to by the Issuing Bank, PROVIDED that (i) the Maximum Drawing Amount with respect to Standby Letters of Credit (after giving effect to all requested Standby Letters of Credit) shall not at any time exceed the Standby Letter of Credit Sublimit and (ii) the Maximum Drawing Amount with respect to Commercial Letters of Credit (after giving effect to all requested Commercial Letters of Credit) shall not at any time exceed the Commercial Letter of Credit Sublimit; and PROVIDED, FURTHER, that the Total Outstandings (after giving effect to all requested Loans and Letters of Credit) shall not at any time exceed the lesser of (x) the Borrowing Base and (y) the Total Commitment; and PROVIDED, FURTHER, that no Letter of Credit shall have an expiration date later than the Maturity Date (provided that the Issuing Bank may, at the request of the Borrower and with the written consent of each Lender (which consent may be withheld in the sole and absolute discretion of each Lender), issue a Letter of Credit hereunder with an expiration date later than the Maturity Date, provided that such Letter of Credit is fully cash collateralized to the satisfaction of the Issuing Bank and each Lender). At least three (3) Business Days prior to the proposed issuance date of any Letter of Credit, the Borrower shall deliver to the Issuing Bank a Letter of Credit Application setting forth the Maximum Drawing Amount of all Letters of Credit (including the requested Letter of Credit), the requested language of the requested Letter of Credit and such other information as the Issuing Bank shall require. Each request for the issuance of a Letter of Credit hereunder shall constitute a representation and warranty by the Borrower that the conditions set forth in Sections 3.1 and 3.2 have been satisfied as of the date of such request.

          (b) Effective upon the issuance of each Letter of Credit and without any further action on the part of the Issuing Bank or the Lenders in respect thereof, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participating interest in such Letter of Credit to the extent of such Lender's Commitment Percentage thereof (the "LETTER OF CREDIT PARTICIPATION"), and each Lender severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default, to the extent of such Lender's Commitment Percentage thereof, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Issuing Bank under each Letter of Credit to the extent that such amount is not reimbursed by the Borrower. The Issuing Bank shall promptly notify the Lenders of the issuance of any Letter of Credit hereunder.

          (c) All Existing Letters of Credit shall thereafter be deemed to be outstanding under this Agreement on and after the Closing Date, and BayBank or Silicon Valley Bank, as the case may be, shall for the purposes hereof be deemed the "Issuing Bank" with respect to each such Existing Letter of Credit.

     2A.2 REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit, the Borrower hereby agrees to reimburse or pay to the Issuing Bank with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder as follows:

          (a) on each date that any draft presented under any Letter of Credit is honored by the Issuing Bank or the Issuing Bank otherwise makes payment with respect thereto in accordance with Section 2A.3, the amount paid by the Issuing Bank under or with respect to such Letter of Credit; and

          (b) upon the Maturity Date or the acceleration of the Reimbursement Obligations pursuant to Section VII, an amount equal to 105% of the then Maximum Drawing Amount of all Letters of Credit, which amount shall be held by the Issuing Bank as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Issuing Bank at its head office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrower under this Section 2A.2 at any time from the date such amounts become due and payable (whether as stated in this Section 2A.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Issuing Bank, for the account of Issuing Bank or (as the case may be) the Lenders, on demand at a rate per annum equal to 2% above the Interest Rate applicable to Base Rate Loans at the time in the absence of an Event of Default.

     2A.3 LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Borrower of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment; provided that the Issuing Bank shall incur no liability for any failure to so notify the Borrower. The responsibility of the Issuing Bank to the Borrower shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit. On the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank shall promptly notify the Lenders of the amount of any unpaid Reimbursement Obligation. All such unpaid Reimbursement Obligations with respect to Letters of Credit shall be deemed to be Revolving Credit Loans hereunder. No later than 1:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Lender shall make available to the Agent, at the Agent's head office, in immediately available funds, such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, TIMES (ii) the amount equal to such Lender's Commitment Percentage of such unpaid Reimbursement Obligation, TIMES (iii) a fraction, the numerator of which is the number of days that have elapsed from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment until the date on which such Lender's Commitment Percentage of such unpaid Reimbursement Obligation shall become immediately available to the Agent, and the denominator of which is 360.

     2A.4 Obligations Absolute.
          --------------------

          (a) The Borrower's Reimbursement Obligations shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any set off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Bank, the Agent, the Lenders or any beneficiary of a Letter of Credit. The Borrower further agrees that the Issuing Bank, the Agent and the Lenders shall not be responsible for, and the Borrower's Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower, against the beneficiary of any Letter of Credit or any such transferee.

          (b) The Issuing Bank, the Agent and the Lenders shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. The Borrower agrees that any action taken or omitted by the Issuing Bank, the Agent or the Lenders under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrower and shall not result in any liability on the part of the Issuing Bank, the Agent or the Lenders to the Borrower in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank, the Agent or the Lenders, as the case may be.

     2A.5 RELIANCE BY THE ISSUING BANK AND THE AGENT. To the extent not inconsistent with Section 2A.4, the Issuing Bank and the Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank or the Agent.

                                   SECTION III
                                   -----------

                    CONDITIONS OF LOANS AND LETTERS OF CREDIT
                    -----------------------------------------

     3.1 CONDITIONS PRECEDENT TO INITIAL LOANS. The obligation of the Lenders to make the initial Loans and of the Issuing Bank to issue the initial Letter of Credit is subject to the satisfaction of the following conditions precedent on or prior to the Closing Date:

          (a) The Agent shall have received the following agreements, documents, certificates and opinions in form and substance satisfactory to the Agent and duly executed and delivered by the parties thereto:

          (i) This Agreement;

          (ii) The Notes, substantially in the form of EXHIBIT A hereto;

          (iii) A Subsidiary Guaranty, substantially in the form of EXHIBIT G hereto, executed by each Subsidiary Guarantor;

          (iv) Certificates of insurance or insurance binders evidencing compliance with Section 5.3 hereof;

          (v) Borrowing Base Report as of the Closing Date;

          (vi) Notice of Borrowing or Conversion as of the Closing Date;

          (vii) A certificate of the Secretary or an Assistant Secretary of the Borrower and each Subsidiary Guarantor with respect to resolutions of the Board of Directors authorizing the execution and delivery of the Loan Documents and identifying the officer(s) authorized to execute, deliver and take all other actions required under this Agreement, and providing specimen signatures of such officers;

          (viii) The Certificates of Incorporation of the Borrower and each Subsidiary Guarantor, together with all amendments and supplements thereto, as filed in the office of the Secretary of State of their respective jurisdictions of incorporation, certified by each such Secretary of State as being a true and correct copy thereof;

          (ix) The Bylaws of the Borrower and each Subsidiary Guarantor, together with all amendments and supplements thereto, certified by the Secretary or an Assistant Secretary of each such corporation as being a true and correct copy thereof;

          (x) Certificates of the Secretaries of State of the jurisdiction of incorporation of the Borrower and each Subsidiary Guarantor as to legal existence and good standing of each such corporation in such jurisdiction;

          (xi) Certificates of the Secretary of State of The Commonwealth of Massachusetts as to the due qualification and good standing of the Borrower and each Subsidiary Guarantor as a foreign corporation;

          (xii) Audited financial statements for the fiscal year of the Borrower ended March 31, 1996, without material changes from the unaudited financial statements previously submitted to the Agent;

          (xiii) An opinion addressed to the Lenders from Choate, Hall & Stewart, counsel to the Borrower; and

          (xiv) Such other documents, instruments, opinions and certificates and completion of such other matters, as the Agent may reasonably deem necessary or appropriate.

          (b) No litigation, arbitration, proceeding or investigation shall be pending or threatened which questions the validity or legality of the transactions contemplated by any Loan Document or seeks a restraining order, injunction or damages in connection therewith, or which, in the judgment of the Agent, might adversely affect the transactions contemplated hereby or might have a materially adverse affect on the assets, business, financial condition or prospects of the Borrower.

          (c) The Borrower shall have paid to the Agent all fees to be paid hereunder (including pursuant to Sections 2.6 and 10.2 hereof) on or prior to the Closing Date.

     3.2 CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT. The obligation of the Lenders to make any Loan, including the initial Loans, or continue or convert Loans to Loans of another Type, and of the Issuing Bank to issue any Letter of Credit is further subject to the following conditions:

          (a) timely receipt by the Agent of the most recent Borrowing Base Report required by Section 5.4(d) and the Notice of Borrowing or Conversion with respect to any Loan, or by the Issuing Bank of the Letter of Credit Application with respect to any Letter of Credit;

          (b) the outstanding Loans and Letters of Credit do not and, after giving effect to any requested Loan or Letter of Credit, will not exceed the limitations set forth in Sections 2.1 and 2A.1 hereof;

          (c) the representations and warranties contained in Section IV shall be true and accurate in all material respects on and as of the date of such Notice of Borrowing or Conversion or Letter of Credit Application and on the effective date of the making, continuation or conversion of each Loan or issuance of each Letter of Credit as though made at and as of each such date (except to the extent that such representations and warranties expressly relate to an earlier date);

          (d) no Default or Event of Default shall have occurred and be continuing at the time of and immediately after the making of such requested Loan or the issuance of such requested Letter of Credit;

          (e) the resolutions referred to in Section 3.1 shall remain in full force and effect; and

          (f) no change shall have occurred in any law or regulation or interpretation thereof that, in the opinion of counsel for any Lender, would make it illegal or against the policy of any governmental agency or authority for such Lender to make Loans hereunder or, in the opinion of counsel for the Issuing Bank, for the Issuing Bank to issue Letters of Credit hereunder (as the case may be).

     The making, continuation or conversion of each Loan and the issuance of each Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of the making, continuation or conversion of such Loan or the issuance of such Letter of Credit as to the accuracy of the facts referred to in subsection (c) of this Section 3.2 and of the satisfaction of all of the conditions set forth in this Section 3.2.

                                   SECTION IV
                                   ----------

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     In order to induce the Agent, the Issuing Bank and the Lenders to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, the Borrower represents and warrants to the Agent, the Issuing Bank and the Lenders that except as set forth on EXHIBIT C attached hereto:

     4.1 CORPORATE STATUS. The Borrower and each of its Subsidiaries (if any) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the failure to do so would have a Material Adverse Effect.

     4.2 NO VIOLATION. Neither the execution, delivery or performance of this Agreement or any other Loan Document, nor consummation of the contemplated transactions will contravene any law, statute, rule or regulation to which the Borrower or any of its Subsidiaries is subject or any judgment, decree, franchise, order or permit applicable to the Borrower or any of its Subsidiaries, or will conflict or be inconsistent with or will result in any breach of, or constitute a default under, or result in or require the creation or imposition of any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to, any Contractual Obligation of the Borrower or any of its Subsidiaries, or violate any provision of the corporate charter or by-laws of the Borrower or any of its Subsidiaries.

     4.3 CORPORATE POWER AND AUTHORITY. The execution, delivery and performance of this Agreement and the other Loan Documents are within the corporate powers of the Borrower and have been duly authorized by all necessary corporate action.

     4.4 ENFORCEABILITY. This Agreement and each other Loan Document constitutes a valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and subject to general principles of equity, whether applied in a court of equity or at law.

     4.5 GOVERNMENTAL APPROVALS. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement or any other Loan Document by the Borrower, or the taking of any action contemplated hereby or thereby.

     4.6 FINANCIAL STATEMENTS. The Borrower has furnished the Agent with complete and correct copies of the audited consolidated and unaudited consolidating balance sheets of the Borrower and its Subsidiaries as of the Financial Statements Date, and the related audited consolidated and unaudited consolidating statements of income and of cash flows for the fiscal year of the Borrower and its Subsidiaries ended on such date. Such financial statements (including the related schedules and notes) fairly present the consolidated and consolidating financial condition of the Borrower and its Subsidiaries as of the Financial Statements Date, and the consolidated and consolidating results of their operations and their consolidated and consolidating cash flows for the fiscal year then ended.

          (a) Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, including liabilities for taxes or any unusual forward or long-term commitments or any Guaranty, which are not disclosed by or included in the above-referenced financial statements or the accompanying notes and there are no unrealized or anticipated losses from any unfavorable commitments of the Borrower or any of its Subsidiaries which may have a Material Adverse Effect.

          (b) All the above-referenced financial statements (including the related schedules and notes) have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the Accountants and disclosed therein and, in the case of interim financial statements, subject to normal year-end adjustments and the absence of footnotes and schedules).

     4.7 NO MATERIAL CHANGE. Since the Financial Statements Date there has been no development or event, nor to the best knowledge of the Borrower, any prospective development or event, which has had or could have a Material Adverse Effect.

     4.8 LITIGATION. There are no actions, suits or proceedings pending or threatened against or affecting the Borrower or any of its Subsidiaries before any Governmental Authority, which in any one case or in the aggregate, if determined adversely to the interests of the Borrower or any Subsidiary thereof, would have a Material Adverse Effect.

     4.9 COMPLIANCE WITH OTHER INSTRUMENTS; COMPLIANCE WITH LAW. Neither the Borrower nor any Subsidiary thereof is in default under any Contractual Obligation, where such default could have a Material Adverse Effect, or the terms of any Contractual Obligation relating to any Indebtedness of the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary thereof is in default and or in violation of any applicable statute, rule, writ, injunction, decree, order or regulation of any Governmental Authority having jurisdiction over the Borrower or any Subsidiary thereof which default or violation could have a Material Adverse Effect.

     4.10 SUBSIDIARIES. The Borrower has no Subsidiaries except as set forth on attached SCHEDULE 2, as the same may be supplemented by the Borrower from time to time in accordance with Section 5.4.

     4.11 INVESTMENT COMPANY STATUS; LIMITS ON ABILITY TO INCUR INDEBTEDNESS. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

     4.12 TITLE TO PROPERTY. The Borrower and each of its Subsidiaries has good and marketable title to all of its properties and assets, including the properties and assets reflected in the consolidated balance sheet of the Borrower and its Subsidiaries as of the Financial Statements Date, except such as have been disposed of since that date in the ordinary course of business, and none of such properties or assets is subject to (a) any Lien except for Permitted Liens, or (b) any defect in title or other claim other than defects and claims that, in the aggregate, would have no Material Adverse Effect. The Borrower and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the operation of its properties and assets, none of which contains any unusual or burdensome provisions which might materially affect or impair such properties or assets. All such leases are valid and subsisting and are in full force and effect.

     4.13 ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA (other than to make contributions or premium payments in the ordinary course).

     4.14 TAXES. All tax returns of the Borrower and its Subsidiaries required to be filed have been timely filed, all taxes, fees and other governmental charges (other than those being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been established and, in the case of AD VALOREM taxes or betterment assessments, no proceedings to foreclose any lien with respect thereto have been commenced and, in all other cases, no notice of lien has been filed or other action taken to perfect or enforce such lien) shown thereon which are payable have been paid. The charges and reserves on the books of the Borrower and its Subsidiaries for all income and other taxes are adequate, and the Borrower knows of no additional assessment or any basis therefor. The Federal income tax returns of the Borrower and its Subsidiaries have not been audited within the last three years, all prior audits have been closed, and there are no unpaid assessments, penalties or other charges arising from such prior audits.

     4.15 ENVIRONMENTAL MATTERS. The Borrower and each of its Subsidiaries have obtained all Governmental Approvals that are required for the operation of its business under any Environmental Law, except where the failure to so obtain a Governmental Approval would not have a Material Adverse Effect.

          (a) The Borrower and each of its Subsidiaries are in compliance with all terms and conditions of all required Governmental Approvals and are also in compliance with all terms and conditions of all applicable Environmental Laws, noncompliance with which would have a Material Adverse Effect.

          (b) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or, to the best knowledge of the Borrower threatened against the Borrower or any Subsidiary thereof relating in any way to the Environmental Laws, and there is no Lien of any private entity or Governmental Authority against any property of the Borrower or any Subsidiary thereof relating in any way to the Environmental Laws.

          (c) There has been no claim, complaint, notice, or request for information received by the Borrower with respect to any site listed on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), 42 USC[Section] 9601 ET SEQ., or any state list of sites requiring investigation or cleanup with respect to contamination by Hazardous Substances.

          (d) To the best of the Borrower's knowledge, there has been no release or threat of release of any Hazardous Substance at any Borrower Property which would likely result in liability being imposed upon the Borrower or any Subsidiary thereof, which liability would have a Material Adverse Effect.

     4.16 BORROWING BASE. Giving effect to any Loans or Letters of Credit outstanding or requested as of the date hereof under this Agreement, Total Outstandings under this Agreement do not exceed either the Total Commitment or the Borrowing Base on the date hereof or any other limitation imposed by this Agreement.

                                  SECTION V
                                  ---------

                            AFFIRMATIVE COVENANTS
                            ---------------------

     The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower to the Lenders are paid or satisfied in full:

     5.1 MAINTENANCE OF EXISTENCE. The Borrower will, and will cause each of its Subsidiaries to, maintain its existence and comply with all applicable statutes, rules and regulations and to remain duly qualified as a foreign corporation, licensed and in good standing in each jurisdiction where such qualification or licensing is required by the nature of its business, the character and location of its property, business, or the ownership or leasing of its property, except where such noncompliance or failure to so qualify would not have a Material Adverse Effect, and the Borrower will, and will cause each of its Subsidiaries to, maintain its properties in good operating condition, and continue to conduct its business as presently conducted.

     5.2 TAXES AND OTHER LIENS. The Borrower will, and will cause each of its Subsidiaries to, pay when due all taxes, assessments, governmental charges or levies, or claims for labor, supplies, rent and other obligations made against it which, if unpaid, might become a Lien against the Borrower or such Subsidiary or on its property, except liabilities being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Borrower or its Subsidiaries, in accordance with GAAP.

     5.3 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain insurance with financially sound and reputable insurance companies in such amounts and against such risks as is usually carried by owners of similar businesses and properties in the same general areas in which the Borrower and its Subsidiaries operate, provided that in any event the Borrower and its Subsidiaries shall maintain or cause to be maintained (a) insurance against casualty, loss or damage covering all property and improvements of the Borrower and its Subsidiaries in amounts and in respect of perils usually carried by owners of similar businesses and properties in the same general areas in which Borrower and its Subsidiaries operate; (b) comprehensive general liability insurance against claims for bodily injury, death or property damage; and (c) workers' compensation insurance to the extent required by applicable law.

     5.4 FINANCIAL STATEMENTS, ETC. The Borrower will furnish to the Agent and each of the Lenders:

          (a) within twenty-one (21) days after the end of each calendar month (including the last month of each fiscal year), the unaudited consolidated balance sheet, income statement and statement of cash flows of the Borrower and its Subsidiaries as at the end of, and for, such month (provided, however, that in the case of financial statements for the last month of any fiscal quarter, such financial statements shall include an income statement for such fiscal quarter), accompanied by a certificate of the chief financial officer of the Borrower to the effect that such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the end of such month, and the consolidated results of their operations for such month, in each case in accordance with GAAP (except for the absence of footnotes) consistently applied (subject to normal year-end audit adjustments);

          (b) within ninety (90) days after the last day of each fiscal year of the Borrower, the audited consolidated balance sheet and income statement and statement of cash flows of the Borrower and its Subsidiaries as at and for the fiscal year then ended, certified by the Accountants (the substance of such report to be satisfactory to the Lenders), together with a certificate of the chief financial officer of the Borrower to the effect that such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of the end of such fiscal year, and the consolidated results of their operations for such fiscal year, in each case in accordance with GAAP. The Borrower shall indicate on said financial statements all guaranties or unusual forward or long-term commitments made by the Borrower or any Subsidiary thereof;

          (c) within thirty (30) days after the end of each fiscal quarter of the Borrower, a Compliance Certificate signed by the chief financial officer or the president of the Borrower in the form attached to this Agreement as EXHIBIT D, appropriately completed;

          (d) within twenty-one (21) days after the end of each calendar month
(i) a Borrowing Base Report signed by the chief financial officer or the president of the Borrower in the form attached to this Agreement as EXHIBIT E, appropriately completed, subject to usual and customary year-end audit adjustments; (ii) a listing of all Inventory of the Borrower, all in reasonable detail and certified by the chief financial officer or the president of the Borrower, and following the date that any Lender requests such information, the accounts receivable aging for the Borrower as of the end of such calendar month in such form as the Agent may prescribe, all in reasonable detail and certified by the chief financial officer or the president of the Borrower;

          (e) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports, proxy statements and other materials;

          (f) promptly upon the mailing or furnishing thereof to the Board of Directors of the Borrower, copies of the Board package so provided to the Board of Directors;

          (g) promptly upon request by any Lender, copies of any management letter provided by the Accountants, provided that the Borrower shall promptly advise the Agent in the event the Borrower receives any such letter;

          (h) promptly upon the filing thereof by the Borrower with the SEC (and in any event within ten (10) days of such filing), copies of any registration statements and reports on Forms 10-K, 10-Q and 8-K (or their equivalents if such forms no longer exist);

          (i) not later than the date of the creation or acquisition of any Subsidiary of the Borrower created or acquired after the date hereof, a supplement to Schedule 2 reflecting the creation or acquisition of such Subsidiary;

          (j) promptly upon becoming aware of any litigation or other proceeding against the Borrower or any Subsidiary thereof that may have a Material Adverse Effect, notice thereof; and

          (k) upon receipt by the Borrower, promptly (but not less than often than monthly) all sell-through reports provided by the Borrower's distributors (including, without limitation, Ingram, Merisel and Tech Data) together with such internally generated inventory management reports as may be required by the Agent from time to time; and

          (l) prior to the beginning of each fiscal year of the Borrower, a copy of the consolidated operating budget, including, without limitation, pro forma profit-and-loss statements, balance sheets and cash-flow statements for such immediately ensuing fiscal year on at least a quarterly basis and a statement of the assumptions on which such budget was prepared and, with reasonable promptness following their production, any amendments or supplements to or restatements of the foregoing; and

          (m) promptly following the request of any Lender, such further information concerning the business, affairs and financial condition or operations of the Borrower and its Subsidiaries as such Lender may reasonably request.

     5.5 NOTICE OF DEFAULT. As soon as practicable, and in any event, within three (3) Business Days of becoming aware of the existence of any condition or event which constitutes a Default, the Borrower will provide the Agent and each Lender with written notice specifying the nature and period of existence thereof and what action the Borrower is taking or proposes to take with respect thereto.

     5.6 Environmental Matters.

          (a) The Borrower and each of its Subsidiaries shall comply with all terms and conditions of all applicable Governmental Approvals and all applicable Environmental Laws, except where failure to comply would not have a Material Adverse Effect.

          (b) The Borrower shall promptly notify the Agent should the Borrower become aware of:

          (i) any spill, release, or threat of release of any Hazardous Substance at or from any Borrower Property or by any Person for whose conduct the Borrower or any Subsidiary thereof is responsible, to the extent the Borrower is required by Environmental Laws to report such to any Governmental Authority;

          (ii) any action or notice with respect to a civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter pending or threatened against the Borrower or any Subsidiary thereof relating in any way to the Environmental Laws, or any Lien of any Governmental Authority or any other Person against any Borrower Property relating in any way to the Environmental Laws;

          (iii) any claim made or threatened by any Person against the Borrower or any Subsidiary thereof or any property of the Borrower or any Subsidiary thereof relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Substance pertaining to such property or the business or operations of the Borrower or such Subsidiary; and

          (iv) any occurrence or condition on any real property adjoining or in the vicinity of any Borrower Property known to the officers or supervisory personnel of the Borrower or any Subsidiary thereof or other employees having responsibility for the compliance by the Borrower or any Subsidiary thereof with Environmental Laws, without any independent investigation, which does cause, or could cause, such Borrower Property, or any part thereof, to contain Hazardous Substances in violation of any Environmental Laws, or which does cause, or could cause, such Borrower Property to be subject to any restrictions on the ownership, occupancy, transferability or use thereof by the Borrower or any Subsidiary thereof.

          (c) The Borrower will, and will cause each of its Subsidiaries to, at its own cost and expense, and within such period as may be required by applicable law or regulation, initiate all remedial actions and thereafter diligently prosecute such action as shall be required by law for the cleanup of such Borrower Property, including all removal, containment and remedial actions in accordance with all applicable Environmental Laws and shall further pay or cause to be paid, at no expense to the Agent or the Lenders, all cleanup, administrative, and enforcement costs of applicable Government Authorities which may be asserted against such Borrower Property.

     5.7 ERISA INFORMATION. If and when the Borrower or any member of the Controlled Group gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, receives notice of complete or partial withdrawal liability under Title IV of ERISA or receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer the Plan, the Borrower shall in each such instance promptly furnish to the Agent a copy of any such notice.

     5.8 INSPECTION. The Borrower shall, and shall cause each of its Subsidiaries to, permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that the Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable advance notice and at such reasonable times during normal business hours and as often as may be reasonably requested . The Borrower further agrees that it shall be an express condition to the continued effectiveness of the Lenders' respective Commitments that the Agent and each Lender shall have received at the Borrower's expense the results of a receivables and inventory audit conducted by a field examiner or auditor of one of the Lenders with respect to the Borrower with results satisfactory to the Agent on or before July 15, 1996 and at such other times as the Agent may in its discretion request; PROVIDED, HOWEVER, that, so long as no Event of Default has occurred and is continuing, the Borrower shall be responsible for the expenses incurred by the Agent or any Lender in connection with only one such field audit per year.

     5.9 USE OF PROCEEDS. The Borrower shall use the proceeds of the borrowings under the Notes for the working capital purposes of the Borrower. Without limiting the foregoing, no part of such proceeds will be used for the purpose of purchasing or carrying any "margin security" as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System.

     5.10 FURTHER ASSURANCES. The Borrower will, and will cause each of its Subsidiaries to, execute and deliver to the Agent any writings and do all things necessary, effectual or reasonably requested by the Agent to carry into effect the provisions and intent of this Agreement or any other Loan Document.

     5.11 DEPOSITORY ACCOUNTS. The Borrower shall maintain its primary operating deposit account at the offices of the Agent.

     5.12 SUBSIDIARIES. Immediately following the creation of any Subsidiary of the Borrower following the Closing Date, or the acquisition of any corporation by the Borrower or any Subsidiary thereof pursuant to which such corporation becomes a direct or indirect Subsidiary of the Borrower, the Borrower (a) shall cause such Subsidiary to become a party to a Subsidiary Guaranty or to execute and deliver such other guaranties, in form and substance satisfactory to the Majority Lenders, guaranteeing payment of the Obligations hereunder and under the Note, and (b) notify the Lenders in writing of the creation or acquisition of such Subsidiary. The Borrower shall, and shall cause the appropriate Subsidiaries of the Borrower to, promptly (i) execute and deliver to the Agent such number of copies as the Agent may specify of documents creating such guaranties, and (ii) deliver such legal opinions, certificates, evidences of corporate action or other documents as the Agent or the Majority Lenders may reasonably request (in light of states of fact and applicable law existing at such time) all in form and substance reasonably satisfactory to the Agent and the Majority Lenders, relating to the satisfaction of the Borrower's obligations under this Section 5.12. The requirements of this Section 5.12 shall be in addition to any applicable restrictions or requirements imposed by Section 6.3 regarding mergers or acquisitions or Section 6.8 regarding Investments.

                                   SECTION VI
                                   ----------

                               NEGATIVE COVENANTS.
                               -------------------

     The Borrower covenants and agrees that for so long as this Agreement is in effect and until the Notes, together with all interest thereon and all other Obligations of the Borrower to the Agent or the Lenders are paid or satisfied in full, without the prior written consent of the Lenders:

    6.1 ERISA. The Borrower will not permit any pension plan maintained by the Borrower or by any member of a "Controlled Group" (ERISA [Section]210(c) or ERISA [Section]210(d)) of which the Borrower is a member to: engage in any "prohibited transaction" (ERISA [Section]2003(c)); fail to report to the Agent a "reportable event" (ERISA [Section]4043) within 30 days after its occurrence or as to any reportable event as to which the 30-day notice period requirement of Section 4043(b) of Title IV of ERISA has been waived by the PBGC, within 30 days of such time as the Borrower is requested to notify the PBGC of such reportable event; incur any "accumulated funding deficiency" (ERISA [Section]302); terminate its existence at any time in a manner which could result in the imposition of a Lien on the property of the Borrower or any Subsidiary thereof; or fail to report to the Agent any "complete withdrawal" or "partial withdrawal" by the Borrower or an affiliate from a "multiemployer plan" (ERISA [Sections]4203, 4205, and 4001, respectively). The quoted terms are defined in the respective sections of ERISA cited above.

     6.2 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay any funds to or for the account of, make any

Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, or engage in any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate of the Borrower, unless such transaction is otherwise permitted under this Agreement, is in the ordinary course of the Borrower's or such Subsidiary's business, and is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary as those that could be obtained in a comparable arm's length transaction with a Person not an Affiliate.

     6.3  MERGERS, ACQUISITIONS, ETC.

          (a) The Borrower will not, and will not permit any of its Subsidiaries to, be a party to any merger or consolidation, or make any acquisition of the business of any other Person except (i) the merger of any Subsidiary of the Borrower into the Borrower or any other wholly-owned Subsidiary of the Borrower; and (ii) so long as no Default shall have occurred or be continuing hereunder at the time of such acquisition, or after giving effect thereto, Permitted Acquisitions.

          (b) For purposes of this Section 6.3, a "Permitted
Acquisition" shall mean an acquisition complying with the following:

          (i) Such acquisition shall be of assets of a corporation engaged in the same line of business as the Borrower (or of 100% of the stock of corporations whose assets consist substantially of such assets) or through the merger of such a corporation with a Subsidiary of the Borrower, where, giving effect to such merger, such corporation becomes a wholly-owned Subsidiary of the Borrower;

          (ii) The Borrower shall have complied with the requirements of Section
     5.12 (to the extent applicable to such acquisition) at the time of such acquisition; and

          (iii) If such acquisition is a Significant Acquisition, the Borrower shall have obtained the prior written consent of the Lenders.

     6.4 DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, Accounts Receivable and leasehold assets), whether now owned or hereafter acquired, except:

          (a) obsolete or worn out property disposed of in the ordinary course of business;

          (b) the sale or other disposition of any property in the ordinary course of business, PROVIDED that the aggregate book value of all assets (other than Inventory) so sold or disposed of in any period of twelve consecutive months shall not exceed 5% of the consolidated total assets of the Borrower and its Subsidiaries as at the beginning of such twelve month period; and

          (c) the sale of Inventory in the ordinary course of business.

     6.5 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

          (a) Obligations to the Lenders, the Agent or the Issuing Bank hereunder;

          (b) Existing Indebtedness, if any, listed on EXHIBIT C hereto, and all renewals and extensions thereof not in excess of the amount thereof originally outstanding; and

          (c) Purchase Money Indebtedness (other than capitalized leases) incurred after the date hereof in an aggregate principal amount not to exceed $500,000; PROVIDED that, giving effect to the incurrence of such Purchase Money Indebtedness and to the receipt and application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing.

     6.6 LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its properties or assets, except the following (collectively, "PERMITTED LIENS"):

          (a) Liens for taxes not delinquent or being contested in good faith and by proper proceedings, for which appropriate reserves have been established in accordance with GAAP;

          (b) carriers', warehousemen's, mechanics', materialmen's or similar liens imposed by law incurred in the ordinary course of business in respect of obligations not overdue, or being contested in good faith and by proper proceedings;

          (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other types of social security legislation;

          (d) security deposits made to secure the performance of leases, licenses and statutory obligations incurred in the ordinary course of business;

          (e) existing Liens, if any, listed on EXHIBIT C hereto; PROVIDED that no such Lien shall apply to property acquired or arising after the date hereof, and that the amount of the Indebtedness secured thereby shall not be increased;

          (f) a judgment or judgments for the payment of money not exceeding $250,000 in the aggregate, rendered against the Borrower and unsatisfied or unstayed for a period not in excess of thirty (30) days; and

          (g) Purchase Money Security Interests securing Purchase Money Indebtedness incurred in accordance with Section 6.5(c).

     6.7 RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make any Restricted Payment. Notwithstanding the foregoing,

          (a) Subsidiaries of the Borrower shall be permitted

               (i) to pay dividends or make other distributions with respect to shares of their capital stock to the extent that these payments or other distributions are made to, and received by, the Borrower as the owner of such shares and further provided that no Event of Default has occurred and is continuing and that it is not reasonably foreseeable that the dividend or other distribution will result in an Event of Default; and

               (ii) to make payments on account of the purchase, redemption, retirement or acquisition of shares of the capital stock of a Subsidiary or options, warrants, convertible securities or other rights to acquire shares of the capital stock of a Subsidiary to the extent that such payments are made to, and received by, the Borrower on account of shares, options, warrants, convertible securities or other rights that are being purchased, redeemed, retired or acquired from the Borrower; and further provided that no Event of Default shall have occurred and be continuing and that it shall not be reasonably foreseeable that such payment will result in an Event of Default.

          (b) The Borrower shall be permitted to make payments to repurchase from employees and consultants of the Borrower options issued pursuant to the Borrower's Stock Option and Stock Purchase Plan or Long Term Performance Plan or stock issued by the Borrower upon the exercise of such options, but only to the extent that

               (i) no Event of Default has occurred and is continuing or would occur as a result of such payment;

               (ii) each such repurchase is made at a price not exceeding the original price paid by the employee or consultant for the options or shares; and

               (iii) the Borrower first gives notice in writing to the Agent of
          (x) any payment made at any time when the aggregate of all such payments to employees and consultants in that fiscal year exceeds $100,000 and (y) any payment that will reasonably foreseeably cause the aggregate of all such payments to employees and consultants in that fiscal year to exceed $100,000.

     6.8 INVESTMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make, maintain or acquire any Investment in any Person other than:

          (a) marketable obligations issued or guaranteed by the United States of America having a maturity of one year or less from the date of purchase;

          (b) certificates of deposit, eurodollar time deposits, commercial paper or any other obligations of the Lenders or of any other bank or trust company organized or licensed to conduct a banking business under the laws of the United States or any State thereof and which has capital surplus and undivided profits of not less than $100,000,000;

          (c) depository accounts at the Agent or the Lenders; and depository accounts maintained with the Lenders or any other bank or trust company meeting the requirements stated in Section 6.8(b) above;

          (d) stock or obligations issued to the Borrower or any Subsidiary thereof in settlement of claims against others by reason of an event of bankruptcy or a composition or the readjustment of debt or a reorganization of any debtor of the Borrower or such Subsidiary;

          (e) commercial paper with maturities of not more than 90 days having the highest rating then given by Moody's Investors Services, Inc. or Standard & Poor's Corporation;

          (f) repurchase obligations with a term of not more than seven days for underlying securities of the types described in subparagraph 6.8(a) above entered into with the Lenders or any of the banks referred to in subparagraph 6.7(b) above;

          (g) loans or advances not exceeding $3,000,000 in aggregate principal amount at any one time outstanding to directors and officers and employees of the Borrower; provided that, giving effect to the making of any such loan or advance and to the receipt and application of the proceeds thereof, no Default or Event of Default shall have occurred and be continuing;

          (h) Investments consisting of Permitted Acquisitions under Section 6.3 hereof;

          (i) Investments (whether now or hereafter existing) by the Borrower in any Subsidiary Guarantor, and any Investment disclosed on EXHIBIT C hereto made prior to the date hereof in any other Subsidiary; and

          (j) other Investments by the Borrower in an aggregate amount not exceeding $2,500,000.

     6.9 LIMITATION ON LEASES. The Borrower will not, nor will it permit any Subsidiary to, enter into any lease (whether operating or capitalized) if such would cause aggregate Rentals under all then existing leases to exceed $15,000,000.

     6.10 ADDITIONAL STOCK ISSUANCE BY SUBSIDIARIES. The Borrower shall not permit any of its Subsidiaries to issue any additional shares of their capital stock or other equity securities, any options therefor or any securities convertible thereto other than to the Borrower.

     6.11 QUICK RATIO. The Borrower will not permit the Quick Ratio at the end of any fiscal quarter to be less than 2.0 to 1.

     6.12 MINIMUM PROFITABILITY. The Borrower will not permit Net Income at the end of any fiscal quarter to be less than $1.00.

     6.13 LEVERAGE. The Borrower will not permit the ratio of Total Liabilities to Tangible Net Worth at the end of any fiscal quarter to exceed 0.5 to 1.

     6.14 TANGIBLE NET WORTH. The Borrower will not permit Tangible Net Worth at the end of any fiscal quarter to be less than the sum of (i) $80,000,000 PLUS
(ii) fifty percent (50%) of cumulative Net Income for the period (taken as a single period) from January 1, 1996 to the end of the fiscal period in question, with no offset for Net Losses.

                                   SECTION VII
                                   -----------

                               EVENTS OF DEFAULT.
                               ------------------

     7.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall be an "EVENT OF DEFAULT" hereunder:

          (a) The Borrower (i) shall default in the due and punctual payment of principal or interest on any Note, or (ii) shall default in the payment of any other amount due under any Loan Document and such default shall continue for five (5) days after demand for such payment is made; or

          (b) Any representation, warranty or statement made herein or any other Loan Document, or in any certificate or statement furnished pursuant to or in connection herewith or therewith, shall prove to be incorrect, misleading or incomplete in any material respect on the date as of which made or deemed made; or

          (c) The Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to
Section 5.5 and Sections 6.3 through 6.14; or

          (d) The Borrower shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of this Agreement or any other Loan Document (other than those referred to in paragraphs 7.1(a) through 7.1(c) above) and such default shall continue unremedied for a period of twenty (20) days after the occurrence of such default; or

          (e) Any Subsidiary shall default in the performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of any material agreement, contract or arrangement to which it is a party or by which it or its property may be bound and such default shall continue unremedied for a period of twenty (20) days after the occurrence of such default; or

          (f) Any obligation of the Borrower or any Subsidiary thereof in respect of any items of Indebtedness (other than the Notes) in the aggregate principal amount of $250,000 or more or any Guaranty thereof shall be declared to be or shall become due and payable prior to the stated maturity thereof, or such Indebtedness or Guaranty shall not be paid as and when the same becomes due and payable, or there shall occur and be continuing any default under any instrument, agreement or evidence of indebtedness relating to any such Indebtedness or Guaranty, the effect of which is to permit the holder or holders of such instrument, agreement or evidence of indebtedness, or a trustee, agent or other representative on behalf of such holder or holders, to cause such Indebtedness or Guaranty to become due prior to its stated maturity; PROVIDED, HOWEVER, that no Event of Default shall be deemed to exist under this paragraph
(f) upon the occurrence of any of the foregoing events with respect to any Indebtedness (other than Financial Indebtedness) where the failure of the Borrower or any Subsidiary to pay such Indebtedness or the existence of any such default or other event with respect to such Indebtedness is being contested in good faith and by proper proceedings, as to which adequate reserves are maintained on the books of the Borrower or its Subsidiaries in accordance with GAAP; or

          (g) The Borrower or any Subsidiary thereof shall apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, make a general assignment for the benefit of its creditors, commence a voluntary case under the Bankruptcy Code, file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code, or take any corporate action for the purpose of effecting any of the foregoing; or

          (h) A proceeding or case shall be commenced, without the application or consent of the Borrower or any Subsidiary thereof in any court of competent jurisdiction, seeking its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its assets, or similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) A final judgment or judgments for the payment of money in excess of $250,000 (net of insurance proceeds) in the aggregate shall be rendered against the Borrower or any Subsidiary thereof and any such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof; or

          (j) The Borrower or any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it is obligated to pay to the PBGC or to a Plan under Title IV of ERISA; or a notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $100,000 shall be filed under Title IV of ERISA by the Borrower or any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans against the Borrower or any member of the Controlled Group to enforce Sections 515 or 4219(c)(5) of ERISA; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or there shall occur a complete or partial withdrawal form, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause the Borrower or one or more members of the Controlled Group to incur a current payment obligation in excess of $100,000; or

          (k) The Borrower or any Subsidiary thereof shall default in the performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to any of the provisions of any agreement with the Lenders or any instrument delivered in favor of the Lenders (other than, in either case, a Loan Document), and such default shall continue unremedied beyond the grace period (in any) provided for therein.

     7.2 REMEDIES UPON AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default described in subsections 7.1(g) and (h), immediately and automatically, and upon the occurrence of any other Event of Default, at any time thereafter while such Event of Default is continuing, at the option of the Agent or the Majority Lenders and upon the Agent's declaration:

          (a) the obligation of the Lenders to make any further Loans and of the Issuing Bank to issue any Letters of Credit hereunder shall terminate;

          (b) the unpaid principal amount of the Loans together with accrued interest, all Reimbursement Obligations and all other Obligations shall become immediately due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived; and

          (c) the Agent, the Issuing Bank and the Lenders may exercise any and all rights they have under this Agreement, the other Loan Documents or at law or in equity, and proceed to protect and enforce their respective rights by any action at law or in equity or by any other appropriate proceeding.

No remedy conferred upon the Agent, the Issuing Bank or the Lenders in the Loan Documents is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or by any other provision of law.

                                  SECTION VIII
                                  ------------

                          ASSIGNMENT AND PARTICIPATION
                          ----------------------------

     8.1 ASSIGNMENT.

          (a) Each Lender shall have the right to assign at any time any portion of its Commitment hereunder and its interests in the risk relating to any Loans and Letter of Credit Participations in an amount equal to or greater than $5,000,000 to other Lenders or to banks or financial institutions acceptable to the Agent (each an "ASSIGNEE"), provided that any Lender which proposes to assign less than its total Commitment must retain a Commitment of at least $5,000,000, and provided, further, that if no Default or Event of Default shall have occurred and be continuing, each Assignee which is not a Lender, an Affiliate of a Lender or a Federal Reserve Bank shall be subject to prior approval by the Borrower (such approval not to be unreasonably withheld or delayed). Each Assignee shall execute and deliver to the Agent and the Borrower a counterpart joinder in the form of EXHIBIT F hereto. Upon the execution and delivery of such counterpart joinder, (a) such Assignee shall, on the date and to the extent provided in such counterpart joinder, become a "Lender" party to this Agreement and the other Loan Documents for all purposes of this Agreement and the other Loan Documents and shall have all rights and obligations of a "Lender" with a Commitment as set forth in such counterpart joinder, and the transferor Lender shall, on the date and to the extent provided in such counterpart joinder, be released from its obligations hereunder and under the other Loan Documents to a corresponding extent (and, in the case of an assignment covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such transferor shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 10.3 and to any fees accrued for its account hereunder and not yet paid); (b) the assigning Lender, if it holds any Notes, shall promptly surrender such Notes to the Agent for cancellation and delivery to the Borrower, provided that if the assigning Lender has retained any Commitment, the Borrower shall execute and deliver to the Agent for delivery to such assigning Lender a new Note in the amount of the assigning Lender's retained Commitment; (c) the Borrower shall issue to such Assignee a Note in the amount of such Assignee's Commitment dated the Closing Date or such other date as may be specified by such Assignee and otherwise completed in substantially the form of EXHIBIT A; (d) this Agreement shall be deemed appropriately amended to reflect (i) the status of such Assignee as a party hereto and (ii) the status and rights of the Lenders hereunder; and (e) the Borrower shall take such action as the Agent may reasonably request to perfect any security interests or mortgages in favor of the Lenders, including any Assignee which becomes a party to this Agreement.

          (b) If the Assignee, or any Participant pursuant to Section 8.2 hereof, is organized under the laws of a jurisdiction other than the United States or any state thereof, such Assignee shall execute and deliver to the Borrower, simultaneously with or prior to such Assignee's execution and delivery of the counterpart joinder described above in Section 8.1(a), and such Participant shall execute and deliver to the Lender granting the participation, a United States Internal Revenue Service Form 4224 or Form 1001 (or any successor form), appropriately completed, wherein such Assignee or Participant claims entitlement to complete exemption from United States Federal Withholding Tax on all interest payments hereunder and all fees payable pursuant to any of the Loan Documents. The Borrower shall not be required to pay any increased amount to any Assignee or other Lender on account of taxes to the extent such taxes would not have been payable if the Assignee or Participant had furnished one of the Forms referenced in this Section 8.1(b) unless the failure to furnish such a Form results from (i) a condition or event affecting the Borrower or an act or failure to act of the Borrower or (ii) the adoption of or change in any law, rule, regulation or guideline affecting such Assignee or Participant occurring (x) after the date on which any such Assignee executes and delivers the counterpart joinder, or (y) after the date such Assignee shall otherwise comply with the provisions of Section 8.1(a), or (z) after the date a Participant is granted its participation.

     8.2 PARTICIPATIONS. Each Lender shall have the right to grant participations to one or more banks or other financial institutions (each a "PARTICIPANT") in all or any part of any Loans and Letter of Credit Participations owing to such Lender and the Note held by such Lender. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents, PROVIDED that the documents evidencing any such participation may provide that, except with the consent of such Participant, such Lender will not consent to (a) the reduction in or forgiveness of the stated principal of or rate of interest on or facility fee with respect to the portion of any Loan subject to such participation, (b) the extension or postponement of any stated date fixed for payment of principal or interest or facility fee with respect to the portion of any Loan subject to such participation or (c) the waiver or reduction of any right to indemnification of such Lender hereunder. Notwithstanding the foregoing, no participation shall operate to increase the Total Commitment hereunder or otherwise alter the substantive terms of this Agreement. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of such Note for all purposes under this Agreement and the Borrower and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement.


                                   SECTION IX
                                   ----------

                                    THE AGENT
                                    ---------

     9.1 APPOINTMENT OF AGENT; POWERS AND IMMUNITIES.

          (a) Each Lender and the Issuing Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents and to execute the Loan Documents (other than this Agreement) and all other instruments relating thereto. Each Lender and the Issuing Bank irrevocably authorizes the Agent to take such action on behalf of each of the Lenders and the Issuing Bank and to exercise all such powers as are expressly delegated to the Agent hereunder and in the other Loan Documents and all related documents, together with such other powers as are reasonably incidental thereto. The obligations of the Agent hereunder are only those expressly set forth herein. The Agent shall not have any duties or responsibilities or any fiduciary relationship with any Lender or the Issuing Bank except those expressly set forth in this Agreement.

          (b) Neither the Agent nor any of its directors, officers, employees or agents shall be responsible for any action taken or omitted to be taken by any of them hereunder or in connection herewith, except for their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, neither the Agent nor any of its Affiliates shall be responsible to the Lenders or the Issuing Bank for or have any duty to ascertain, inquire into or verify: (i) any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any other Person whether contained herein or otherwise; (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein; (iii) any failure by the Borrower or any of its Subsidiaries or any other Person to perform its obligations under any of the Loan Documents; or (iv) the satisfaction of any conditions specified in Section III hereof, other than receipt of the documents, certificates and opinions specified in Section 3.1(a) hereof.

          (c) The Agent may employ agents, attorneys and other experts, shall not be responsible to any Lender or the Issuing Bank for the negligence or misconduct of any such agents, attorneys or experts selected by it with reasonable care and shall not be liable to any Lender or the Issuing Bank for any action taken, omitted to be taken or suffered in good faith by it in accordance with the advice of such agents, attorneys and other experts. BayBank, in its separate capacity as a Lender shall have the same rights and powers under the Loan Documents as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent, and BayBank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower as if it were not the Agent.

     9.2 ACTIONS BY AGENT.

          (a) The Agent shall be fully justified in failing or refusing to take any action under this Agreement as it reasonably deems appropriate unless it shall first have received such advice or concurrence of the Lenders and shall be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any of the Loan Documents in accordance with a request of the Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and all future holders of the Notes.

          (b) Whether or not an Event of Default shall have occurred, the Agent may from time to time exercise such rights of the Agent and the Lenders under the Loan Documents as it determines may be necessary or desirable to protect interests of the Agent, the Issuing Bank and the Lenders therein and under the Loan Documents.

          (c) Neither the Agent nor any of its directors, officers, employees or agents shall incur any liability by acting in reliance on any notice, consent, certificate, statement or other writing (which may be a bank wire, telex, facsimile or similar writing) believed by any of them to be genuine or to be signed by the proper party or parties.

     9.3 INDEMNIFICATION. Without limiting the obligations of the Borrower hereunder or under any other Loan Document, the Lenders agree to indemnify the Agent and the Issuing Bank, ratably in accordance with their respective Commitment Percentages, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Agent or the Issuing Bank in any way relating to or arising out of this Agreement or any other Loan Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents; PROVIDED, THAT no Lender shall be liable for any of the foregoing to the extent they result from the gross negligence or willful misconduct of the Agent or the Issuing Bank, as the case may be.

     9.4 REIMBURSEMENT. Without limiting the provisions of Section 9.3, the Lenders, the Issuing Bank and the Agent hereby agree that the Agent shall not be obliged to make available to any Person any sum which the Agent is expecting to receive for the account of that Person until the Agent has determined that it has received that sum. The Agent may, however, disburse funds prior to determining that the sums which the Agent expects to receive have been finally and unconditionally paid to the Agent if the Agent wishes to do so. If and to the extent that the

Agent does disburse funds and it later becomes apparent that the Agent did not then receive a payment in an amount equal to the sum paid out, then any Person to whom the Agent made the funds available shall, on demand from the Agent refund to the Agent the sum paid to that Person. If the Agent in good faith reasonably concludes that the distribution of any amount received by it in such capacity hereunder or under the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

     9.5 NON-RELIANCE ON AGENT AND OTHER LENDERS. Each Lender represents that it has, independently and without reliance on the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Borrower and decision to enter into this Agreement and the other Loan Documents and agrees that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decision in taking or not taking action under this Agreement or any other Loan Document. The Agent shall not be required to keep informed as to the performance or observance by the Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or therein or by any other Person of any other agreement or to make inquiry of, or to inspect the properties or books of, any Person. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning any Person which may come into the possession of the Agent or any of its affiliates. Each Lender shall have access to all documents relating to the Agent's performance of its duties hereunder at such Lender's request. Unless any Lender shall promptly object to any action taken by the Agent hereunder (other than actions to which the provisions of Section 10.7(b) are applicable and other than actions which constitute gross negligence or willful misconduct by the Agent), such Lender shall conclusively be presumed to have approved the same.

         9.6 RESIGNATION OR REMOVAL OF AGENT. The Agent may resign at any time by giving 30 days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to the Borrower and shall be a financial institution having a combined capital and surplus in excess of $500,000,000. If no successor Agent shall have been so appointed by the Lenders and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent which shall be reasonably acceptable to the Borrower and shall be a financial institution having a combined capital and surplus in excess of $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                    SECTION X
                                    ---------

                                  MISCELLANEOUS
                                  -------------

     10.1 NOTICES. Unless otherwise specified herein, all notices hereunder to any party hereto shall be in writing and shall be deemed to have been given when delivered by hand, or when sent by electronic facsimile transmission or by telex, answer back received, or on the first Business Day after delivery to any overnight delivery service, freight pre-paid, or three days after being sent by certified or registered mail, return receipt requested, postage pre-paid, and addressed to such party at its address indicated below:

     If to the Borrower, at

           500 River Ridge Drive
           Norwood, MA 02062
           Attention: James T. Fennessy
                      Director -- Treasury Operations
           Facsimile: (617) 551-1008

           With a copy to:

           Choate, Hall & Stewart
           Exchange Place
           53 State Street
           Boston, MA 02109-2891
           Attention:  William C. Rogers, Esq.
           Facsimile:  (617) 248-4000

     If to the Agent or BayBank, at

           7 New England Executive Park
           Burlington, MA 01803
           Attention: Stephen C. Buzzell
                      Vice President
           Facsimile: (617) 564-4127
     with a copy to:

            Sullivan & Worcester LLP
            One Post Office Square
            Boston, MA 02109
            Attention:  Dennis J. White, Esq.
            Facsimile:  (617) 338-2880

     If to any other Lender, to its address set forth on SCHEDULE 1 attached hereto;

or at any other address specified by such party in writing.

     10.2 EXPENSES. Whether or not the transactions contemplated herein shall be consummated, the Borrower promises to reimburse the Agent, the Issuing Bank and the Lenders for all reasonable out-of-pocket fees and disbursements (including all reasonable attorneys' fees and collateral evaluation costs) incurred or expended in connection with the preparation of this Agreement and the other Loan Documents, or any amendment, modification, approval, consent or waiver hereof or thereof, or with the occurrence of the Closing Date, or with the enforcement of any Obligations or the satisfaction of any indebtedness of the Borrower hereunder or thereunder, or in connection with any litigation, proceeding or dispute in any way related to the credit hereunder; PROVIDED, HOWEVER, that the Borrower shall in no event be required to reimburse any Person for fees, disbursements or expenses incurred or expended in connection with any assignment effected or participation granted in accordance with Section VIII or otherwise. The Borrower will pay any taxes (including any interest and penalties in respect thereof), other than the Lenders' federal and state income taxes, payable on or with respect to the transactions contemplated by the Loan Documents (the Borrower hereby agreeing to indemnify the Agent, the Issuing Bank and the Lenders with respect thereto).

     10.3 INDEMNIFICATION. The Borrower agrees to indemnify and hold harmless the Agent, the Issuing Bank and the Lenders, as well as their respective shareholders, directors, officers, agents, attorneys, subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, suits, penalties, assessments, citations, directives, demands, judgments, actions or causes of action, whether statutorily created or under the common law, all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of attorneys, engineers and consultants) and all other liabilities whatsoever (including, without limitation, liabilities under Environmental Laws) which shall at any time or times be incurred, suffered, sustained or required to be paid by any such indemnified Person (except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified Person) on account of or in relation to or any way in connection with any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement, the other Loan Documents or any other documents executed or delivered in connection herewith or therewith, all as the same may be amended from time to time, or with respect to any Letters of Credit, whether or not all or part of the transactions contemplated by, associated with or ancillary to this Agreement, any of the other Loan Documents or any such other documents are ultimately consummated. In any investigation, proceeding or litigation, or the preparation therefor, the Lenders shall select their own counsel and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. In the event of the commencement of any such proceeding or litigation, the Borrower shall be entitled to participate in such proceeding or litigation with counsel of its choice at its own expense, provided that such counsel shall be reasonably satisfactory to the Agent. The Borrower authorizes the Agent, the Issuing Bank and the Lenders to charge any deposit account or Note Record which it may maintain with any of them for any of the foregoing. The covenants of this Section 10.3 shall survive payment or satisfaction of payment of all amounts owing with respect to the Notes, any other Loan Document or any other Obligation.

     10.4 SURVIVAL OF COVENANTS, ETC. Unless otherwise stated herein, all covenants, agreements, representations and warranties made herein, in the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower pursuant hereto shall be deemed to have been relied upon by the Agent, the Issuing Bank and the Lenders, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of the Loans as herein contemplated, and shall continue in full force and effect so long as any Obligation remains outstanding and unpaid or any Lender has any obligation to make any Loans hereunder or the Issuing Bank has any obligation to issue any Letter of Credit. All statements contained in any certificate or other writing delivered by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder.

     10.5 SET-OFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits, balances or other sums credited by or due from the head office of any Lender or any of its branch offices to the Borrower may, at any time and from time to time after the occurrence of a Default hereunder, without notice to the Borrower or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived) be set off, appropriated, and applied by such Lender against any and all Obligations of the Borrower in such manner as the head office of such Lender or any of its branch offices in its sole discretion may determine, and the Borrower hereby grants each such Lender a continuing security interest in such deposits, balances or other sums for the payment and performance of all such Obligations.

     10.6 NO WAIVERS. No failure or delay by the Agent, the Issuing Bank or any Lender in exercising any right, power or privilege hereunder, under the Notes or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. No waiver shall extend to or affect any Obligation not expressly waived or impair any right consequent thereon. No course of dealing or omission on the part of the Agent, the Issuing Bank or the Lenders in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances. The rights and remedies herein and in the Notes and the other Loan Documents are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

     10.7 AMENDMENTS, WAIVERS, ETC.

          (a) Neither this Agreement nor the Notes nor any other Loan Document nor any provision hereof or thereof may be amended, waived, discharged or terminated except by a written instrument signed by the Agent on behalf of the Lenders and, with respect to Letters of Credit, the Issuing Bank, or, as the case may be, by the Lenders and, with respect to Letters of Credit, the Issuing Bank, and, in the case of amendments, by the Borrower.

          (b) Except where this Agreement or any of the other Loan
Documents authorizes or permits the Agent to act alone and except as otherwise expressly provided in this Section 10.7(b), any action to be taken (including the giving of notice) by the Lenders may be taken, and any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement, any other Loan Document or any other instrument, document or agreement related to this Agreement or the other Loan Documents or mentioned therein may be amended, and the performance or observance by any of the Borrower or any other Person of any of the terms thereof and any Default or Event of Default (as defined in any of the above-referenced documents or instruments) may be waived (either generally or in a particular instance and either retroactively or prospectively), in each case only with the written consent of the Majority Lenders; PROVIDED, HOWEVER, that no such consent or amendment which affects the rights, duties or liabilities of the Agent or Issuing Bank shall be effective without the written consent of the Agent or Issuing Bank, respectively. Notwithstanding the foregoing, no amendment, waiver or consent shall do any of the following unless in writing and signed by ALL of the Lenders: (i) increase the Total Commitment (or subject the Lenders to any additional obligations) (ii) reduce the principal of or interest on any of the Notes (including, without limitation, interest on overdue amounts) or any fees payable hereunder, (iii) postpone any date fixed for any payment in respect of principal of or interest (including, without limitation, interest on overdue amounts) on the Notes, or any fees payable hereunder, (iv) change the definition of "Majority Lenders" or the number of Lenders which shall be required for the Lenders or any of them to take any action under the Loan Documents; (v) change the definition of "Borrowing Base" or "Standby Letter of Credit Sublimit" set forth in Section 1.1, amend Sections 2.1(a) or 2A.1(a) or waive the limitations set forth in Sections 2.1(a) or 2A.1(a); (vi) amend this Section 10.7(b); (vii) change the Commitment or the Commitment Percentage of any Lender, except as permitted under Section VIII hereof; or (viii) amend Sections 2.5 or 2.6 hereof.

     10.8 BINDING EFFECT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent, the Issuing Bank, the Lenders and their respective successors and assigns; PROVIDED that the Borrower may not assign or transfer its rights or obligations hereunder.

     10.9 CAPTIONS; COUNTERPARTS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

     10.10 ENTIRE AGREEMENT, ETC. The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby.

     10.11 WAIVER OF JURY TRIAL. THE BORROWER AND EACH OF THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT AS PROHIBITED BY LAW, THE BORROWER AND EACH OF THE LENDERS HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THE PRECEDING SENTENCE ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (b) ACKNOWLEDGES THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH EACH IS A PARTY BECAUSE OF, AMONG OTHER THINGS, THE BORROWER'S WAIVERS AND CERTIFICATIONS CONTAINED HEREIN.

     10.12 GOVERNING LAW. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWER CONSENTS TO THE JURISDICTION OF ANY OF THE FEDERAL OR STATE COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS IN CONNECTION WITH ANY SUIT TO ENFORCE THE RIGHTS OF THE LENDERS UNDER THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. THE BORROWER IRREVOCABLY

WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN THE COURTS REFERRED TO IN THE PRECEDING SENTENCE AND IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH ACTION THAT SUCH ACTION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     10.13 SEVERABILITY. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement under seal as of the date first above written.

                                        MICROCOM, INC.

                                        By: /s/ JAMES FENNESSY
                                           -----------------------------------
                                           Title: DIRECTOR, TREASURY OPERATIONS

                                        BAYBANK, N.A., as a Lender
                                            and as Agent

                                        By: /s/ STEPHEN BUZZELL
                                           -----------------------------------
                                           Title: VICE PRESIDENT

                                        THE FIRST NATIONAL BANK OF
                                        BOSTON, as a Lender

                                        By: /s/ DANIEL HEAD
                                           -----------------------------------
                                           Title: VICE PRESIDENT

                                        SILICON VALLEY BANK, doing business
                                        as "Silicon Valley East"

                                        By: /s/ JAMES MAYNARD
                                           -----------------------------------
                                           Title: VICE PRESIDENT

                                        SILICON VALLEY BANK, as a Lender

                                        By: /s/ PAMELA DOYLE
                                           -----------------------------------
                                           Title: SENIOR VICE PRESIDENT
                                        (Signed in Santa Clara, California)

                                                                      SCHEDULE 1

                           COMMITMENTS OF THE LENDERS
                           --------------------------

                                   Commitment
Lender                             Percentage          Commitment
- ------                             ----------          ----------
BayBank, N.A.                      44.4445%            $20,000,000
7 New England Executive Park
Burlington, MA 01803

The First National Bank
  of Boston                        33.3333%            $15,000,000
100 Federal Street
Boston, MA 02110

Silicon Valley Bank                22.2222%            $10,000,000
3003 Tasman Drive
Santa Clara, CA 95054

                                   -------             -----------

                                       100%            $45,000,000
                                   =======             ===========

                                                                      SCHEDULE 2

                              LIST OF SUBSIDIARIES
                              --------------------

                                                                      SCHEDULE 3

                             LIST OF COVERED STATES
                             ----------------------

Arab Emirates
Ecuador
Iceland
Iran
Ireland
Kuwait
Phillipines
Saudi Arabia
Slovak Republic
Ukraine

                                                                      SCHEDULE 4

                       LIST OF EXISTING LETTERS OF CREDIT
                       ----------------------------------

Commercial Letters of Credit:

         L/C number:       SVB951MO109
         Balance:          $6,314,366.92
         Expiry Date:      July 31, 1996
         Beneficiary:      Vtech Communications Ltd.
                           Hong Kong

Standby Letters of Credit:

         L/C number:       SVB-903
         Balance:          $5,000,000
         Expiry Date:      October 31, 1996
         Beneficiary:      Rockwell International Corp.
                           New Port Beach, California

                                                                       EXHIBIT A
                                                                       ---------

                                     FORM OF
                                      NOTE
                                      ----

$                                                                      , 199
 ------------------                                        ------------     -

     FOR VALUE RECEIVED, the undersigned (the "Borrower") absolutely and unconditionally promises to pay to the order of [LENDER] ("Payee") at the head office of BayBank, N.A., as Agent at 175 Federal Street, Boston, Massachusetts 02110:

          (a) on the Maturity Date, the principal amount of____________ ($_________) or, if less, the aggregate unpaid principal amount of Revolving Credit Loans advanced by the Payee to the Borrower pursuant to the Revolving Credit Agreement dated as of July 8, 1996 (as amended or supplemented from time to time, the "Revolving Credit Agreement") by and among the Borrower and the Lenders (as defined therein); and

          (b) interest on the principal balance hereof from time to time outstanding from the date hereof through and including the date on which such principal amount is paid in full, at the times and at the rates provided in the Revolving Credit Agreement.

     This Note evidences borrowings under, is subject to the terms and conditions of and has been issued by the Borrower in accordance with the terms of the Revolving Credit Agreement and is one of the Notes referred to therein. The Payee and any holder hereof is entitled to the benefits and subject to the conditions of the Revolving Credit Agreement and may enforce the agreements of the Borrower contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof.

     All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Revolving Credit Agreement.

     The Borrower has the right in certain circumstances and the obligation under certain other circumstances to repay or prepay the whole or part of the principal of this Note on the terms and conditions specified in the Agreement.

     If any Event of Default shall occur and be continuing, the entire unpaid principal amount of this Note and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Revolving Credit Agreement.

     The Borrower and every endorser and guarantor of this Note or the obligation represented hereby waive presentment, demand, notice, protest and all other demands and notice in connection with the delivery, acceptance, performance, default or enforcement of this Note, assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or Person primarily or secondarily liable.

     This Note shall be deemed to take effect as a sealed instrument under the laws of the Commonwealth of Massachusetts and for all purposes shall be construed in accordance with such laws (without regard to conflicts of laws rules).

     IN WITNESS WHEREOF, the Borrower has caused this Note to be signed under seal by its duly authorized officer as of the day and year first above written.

                                        MICROCOM, INC.


                                        By: /s/ JAMES FENNESSY
                                           -----------------------------------
                                           Title: DIRECTOR, TREASURY OPERATIONS

                                    EXHIBIT B
                                    ---------

BayBank, N.A., Agent
7 New England Executive Park
Burlington, MA 01803

     Re: Revolving Credit Agreement Dated as of July 8, 1996 (the "AGREEMENT")

Ladies and Gentlemen:

     Pursuant to Section 2.3 of the Agreement the undersigned hereby confirms
its request made on               , 19  for a [Base Rate] [Eurodollar] Loan in
                   ---------------    --
the amount of

$                      on                , 199 .
                         ----------------     -

     [The Interest Period applicable to said Loan will be [one] [two] [three] [six] months.]*

     [Said Loan represents a conversion of the [Base Rate] [Eurodollar] Loan in
the same amount made on          .]**
                        ---------

     The representations and warranties contained or referred to in Section IV of the Agreement are true and accurate on and as of the effective date of the Loan as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default or Event of Default has occurred and is continuing or will result from the Loan.

                                        MICROCOM, INC.

                                        By:
                                            -----------------------------------
                                            Title:

- -------------------
Date

*  To be inserted in any request for a Eurodollar Loan.
** To be inserted in any request for a conversion.

                                    EXHIBIT C
                                    ---------

                                  [DISCLOSURE]

                                    EXHIBIT D
                                    ---------

                                 MICROCOM, INC.
                        REPORT OF CHIEF FINANCIAL OFFICER
                             COMPLIANCE CERTIFICATE

     Microcom, Inc. (the "Borrower"), through James T. Fennessy, Director -- Treasury Operations, HEREBY CERTIFIES that:

     This Report is furnished pursuant to Section 5.4(c) of the Revolving Credit Agreement dated as of July 8, 1996 (the "Agreement"). Unless otherwise defined herein, the terms used in this Report have the meanings given to them in the Agreement.

     As required by Sections 5.4(a) and 5.4(b) of the Agreement, consolidated financial statements of the Borrower and its Subsidiaries for the [year/month] ended ________________, 199_ (the "Financial Statements"), prepared in accordance with GAAP consistently applied, accompany this Report. The Financial Statements present fairly the consolidated financial position of the Borrower and its Subsidiaries as at the date thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the period covered thereby (subject only to normal recurring year-end adjustments).

     The figures set forth in SCHEDULE 1 hereto for determining compliance by the Borrower with the financial covenants contained in the Agreement are true and complete as of the date hereof. The information set forth in SCHEDULE 2 hereto disclosing the transactions referred to in Section 6.8(j) and Section 6.9 of the Agreement are true and complete as of the date hereof.

     The activities of the Borrower and its Subsidiaries during the period covered by the Financial Statements have been reviewed by the Chief Financial Officer or by employees or agents under his immediate supervision. Based on such review, to the best knowledge and belief of the Chief Financial Officer, and as of the date of this Report, no Default has occurred.*

     Set forth below is a description of any event or occurrence which rendered the representations and warranties set forth in Section 4.16 inaccurate in any material respect during the period covered by the Financial Statements:

- ----------------
         If a Default has occurred, this paragraph is to be modified with an appropriate statement as to the nature thereof, the period of existence thereof and what action the Borrower have taken, are taking, or propose to take with respect thereto.

WITNESS my hand this                day of           199 .
                                                        -


                                         MICROCOM, INC.

                                         By:
                                            ----------------------------------
                                            Title:

                                                                      SCHEDULE 1
                                                                    to
                                                                       EXHIBIT D
                                                                       ---------

                               FINANCIAL COVENANTS
                               -------------------

                              Covenant                        Actual
                              --------                        ------

Minimum                 2.0:1 at end of fiscal                  _._:1
Quick Ratio             quarter                            ($_______/
(cash and accounts                                          $_________)
receivable/current
liabilities)

Minimum Profitability   $1.00 for fiscal quarter           $__________
(Net Income)

Maximum Leverage        0.5 to 1 at end of fiscal               _._:1
(Total Liabilities/     quarter                            ($_______/
Tangible Net Worth)                                         $_________)

Minimum                 $80,000,000 PLUS 50% of             $__________
Tangible Net Worth      cumulative Net Income from
                        January 1, 1996 to end of
                        fiscal quarter (with no offset
                        for net loss in any quarter)

                                                                      SCHEDULE 2
                                                                          to
                                                                       EXHIBIT D
                                                                       ---------

                    DISCLOSURE REGARDING CERTAIN TRANSACTIONS
                    -----------------------------------------

A. The following is a full, accurate and complete description of all Investments of the Borrower made, or which the Borrower has become obligated to make, as of the date hereof in accordance with Section 6.8(j) of the Revolving Credit Agreement. (Supply attachments if necessary.)



B. The following is a full, accurate and complete description (including the amount of any Rentals payable thereunder) of all lease transactions which the Borrower has entered, or become obligated to enter, as lessee or tenant as of the date hereof in accordance with Section 6.9 of the Revolving Credit Agreement. (Supply attachments if necessary.)

                                    EXHIBIT E
                                    ---------

                                 MICROCOM, INC.

                              BORROWING BASE REPORT

                                    [to come]

                                    EXHIBIT F
                                    ---------

                        ASSIGNMENT AND JOINDER AGREEMENT

                         Dated
                               -----------------------

     Reference is made to the Revolving Credit Agreement dated as of July 8, 1996 as amended (the "Revolving Credit Agreement") between Microcom, Inc. (the "Borrower"), the Lenders (as defined in the Revolving Credit Agreement) and BayBank, N.A. as Agent. Terms defined in the Loan Agreement are used herein with the same meanings.

                                             (the "Assignor") and
- --------------------------------------------

                                            (the "Assignee") agree as follows:
- --------------------------------------------

     1. The Assignor hereby sells and assigns to the Assignee, without recourse, and the Assignee hereby purchases and assumes from the Assignor, a ____% interest in and to all of the Assignor's rights and obligations under the Revolving Credit Agreement as of the Effective Date (as defined below), including, without limitation, a _____ interest (which on the Effective Date is $________) in the Assignor's share of Loans outstanding and a ________ interest (which on the Effective Date is $__________) in the Assignor's Letter of Credit Participations. As a result of such assignment, the Commitment Percentage of the Assignor shall be _____%, the Commitment of the Assignor shall be $__________, the Commitment Percentage of the Assignee shall be _____% and the Commitment of the Assignee shall be $_____________. Concurrently herewith, the Assignee is remitting to the Assignor, in federal funds, the amount of its participation in each such outstanding Loan.

     2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Revolving Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Revolving Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, and (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observation by the Borrower of any of its obligations under the Revolving Credit Agreement or any other instrument or document furnished pursuant thereto.

     3. The Assignee (i) confirms that it has received a copy of the Revolving Credit Agreement, together with copies of such financial statements and other documents and information as it has deemed necessary to make its own credit analysis and decision to enter into this Agreement; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iii) appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it.

     4. The Effective Date of this Agreement shall be ____________________ (the "Effective Date").

     5. From and after the Effective Date, (i) the Assignee shall be a party to the Revolving Credit Agreement and, to the extent rights and obligations have been transferred to it by this Agreement, shall have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Agreement, relinquish its rights and be released from its obligations under the Revolving Credit Agreement. If the Assignor is holding any Notes, the Assignor shall, promptly after the Effective Date, surrender such Notes to the Agent and the Agent shall cause the Borrower to issue new Notes in accordance with Section 8.1 of the Revolving Credit Agreement.

     6. From and after the Effective Date, the Agent shall hold in trust all payments it receives in respect of the interest assigned hereby and shall promptly remit such payments to the Assignee.

     7. This Assignment and Joinder Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts (without regard to conflicts of laws rules).

                                         [NAME OF ASSIGNOR]

                                         By:
                                            -----------------------------------
                                            Title:

                                         [NAME OF ASSIGNEE]

                                         By:
                                            -----------------------------------
                                            Title:

                                    EXHIBIT G
                                    ---------

                           FORM OF SUBSIDIARY GUARANTY

     This GUARANTY (the "AGREEMENT") dated as of July 8, 1996 is made by MICROCOM SYSTEMS, INC., a Delaware corporation (the "GUARANTOR"), in favor of BAYBANK, N.A., as agent (in such capacity, the "AGENT") for the several lenders (hereinafter, the "LENDERS") parties to the Revolving Credit Agreement dated as of July 8, 1996 by and between MICROCOM, INC. (the "BORROWER") and the Agent on behalf of the Lenders (as the same may be amended, modified, supplemented, extended or restated from time to time, the "CREDIT AGREEMENT").

     WHEREAS, pursuant to the Credit Agreement the Lenders have agreed, subject to the terms and conditions thereof, to make Revolving Credit Loans to the Borrower and the Issuing Bank (as defined in the Credit Agreement) has agreed to issue Letters of Credit for the account of the Borrower; and

     WHEREAS, it is a condition precedent to the obligations of the Lenders to make Revolving Credit Loans and of the Issuing Bank to issue Letters of Credit pursuant to the Credit Agreement that, among other things, the Guarantor shall have executed and delivered a guaranty of the obligations of the Borrower under the Credit Agreement;

     NOW, THEREFORE, in consideration of the premises and to induce the Agent and the Lenders to enter into the Credit Agreement and the transactions contemplated thereby, the Guarantor hereby agrees with the Agent and the Lenders as follows:

     1. DEFINED TERMS. All capitalized terms used in this Agreement (including the Preamble hereto) and not otherwise defined herein shall have the meanings prescribed therefor in the Credit Agreement. In addition, the following term shall have the meaning set forth below:

          "OBLIGATIONS" shall mean all obligations of the Borrower to the Agent, the Lenders or the Issuing Bank, whether such obligations are now existing or hereafter incurred or created, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including, without limitation, (a) all obligations to pay principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower) with respect to any advance to the Borrower under the Credit Agreement or the Notes; (b) all obligations with respect to other amounts (including, without limitation, any fees or expenses) payable by the Borrower under the Credit Agreement or the Notes or any other Loan Document; (c) all obligations with respect to amounts payable by the Borrower in connection with any Letter of Credit issued or deemed issued under the Credit Agreement or any drawings or payments thereunder or obligations incurred in connection therewith, including without limitation, all obligations with respect to reimbursement and fees; and (d) any renewals, refinancings or extensions of any of the foregoing.

     2. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees to the Agent for the benefit of the Agent, the Lenders and the Issuing Bank the prompt and complete payment and performance by the Borrower when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel to the Agent or the Lenders) which may be paid or incurred by the Agent or the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Guaranty. This Guaranty shall remain in full force and effect until the Obligations are paid in full and the Commitments under the Credit Agreement are terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

     3. LIMITATION ON AMOUNT GUARANTEED; CONTRIBUTION BY GUARANTORS.

     (A) Anything contained in this Guaranty to the contrary notwithstanding, the obligations of the Guarantor hereunder shall be limited to a maximum aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law (collectively, the "FRAUDULENT TRANSFER LAWS"), in each case after giving effect to all other liabilities of the Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of the Guarantor in respect of intercompany indebtedness to the Borrower or other affiliates of the Borrower to the extent that such indebtedness would be discharged in an amount equal to the amount paid by the Guarantor hereunder and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, reimbursement, indemnification or contribution of the Guarantor pursuant to applicable law or pursuant to the terms of any agreement (including without limitation any such right of contribution under subsection 3(B) or under a Related Guaranty (as hereinafter defined) as contemplated by subsection 3(B)).

     (B) The Guarantor under this Guaranty, and the guarantors under other guaranties, if any, relating to the Credit Agreement (the "RELATED GUARANTIES") which contain a contribution provision similar to that set forth in this subsection 3(B), together desire to allocate among themselves (collectively, the "CONTRIBUTING GUARANTORS"), in a fair and equitable manner, their obligations arising under this Guaranty and the Related Guaranties. Accordingly, in the event any payment or distribution is made on any date by the Guarantor under this Guaranty or a guarantor under a Related Guaranty (a "FUNDING GUARANTOR") that exceeds its Fair Share (as defined below) as of such date, that Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in the amount of such other Contributing Guarantor's Fair Share Shortfall (as defined below) as of such date, with the result that all such contributions will cause each Contributing Guarantor's Aggregate Payments (as defined below) to equal its

Fair Share as of such date. "FAIR SHARE" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the ratios of
(x) the Fair Share Contribution Amount (as defined below) with respect to such Contributing Guarantor to (y) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, MULTIPLIED BY (ii) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Guaranty and the Related Guaranties in respect of the obligations guaranteed. "FAIR SHARE SHORTFALL" means, with respect to a Contributing Guarantor as of any date of determination, the excess, if any, of the Fair Share of such Contributing Guarantor over the Aggregate Payments of such Contributing Guarantor. "FAIR SHARE CONTRIBUTION AMOUNT" means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Guaranty and/or the Related Guaranties, as applicable, that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any applicable provisions of comparable state law; PROVIDED that, solely for purposes of calculating the "Fair Share Contribution Amount" with respect to any Contributing Guarantor for purposes of this subsection 3(B), any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder or under any similar provision contained in a Related Guaranty shall not be considered as assets or liabilities of such Contributing Guarantor. "AGGREGATE PAYMENTS" means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (i) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Guaranty and/or the Related Guaranties (including, without limitation, in respect of this subsection 3(B) or any similar provision contained in a Related Guaranty) MINUS (ii) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this subsection 3(B) of any similar provision under similar provisions in the Related Guaranties shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this subsection 3(B) or any similar provision contained in a Related Guaranty shall not be construed in any way to limit the liability of the Guarantor hereunder or of any other guarantor under a Related Guaranty. Each Contributing Guarantor under a Related Guaranty is a third party beneficiary to the contribution agreement set forth in this subsection 3(B).

     4. RIGHT OF SETOFF. Regardless of the adequacy of any collateral or other means of obtaining repayment of the Obligations, any deposits (general or special, time or demand, provisional or final, including, but not limited to indebtedness evidenced by a certificate of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent or the Lenders to the Guarantor may, at any time and from time to time after the occurrence of an Event of Default, without notice to the Guarantor or compliance with any other condition precedent now or hereafter imposed by statute, rule of law, or otherwise (all of which are hereby expressly waived to the extent permitted by law) be set off, appropriated, and applied by the Agent or the Lenders, as the case may be, against any and all obligations of the Guarantor to the Agent or the Lenders (irrespective of whether such obligations may be contingent or unmatured at such time) in such manner as the Agent and the Lenders in their sole discretion may determine, and the Guarantor hereby grants the Agent and the Lenders continuing security interests in such deposits and indebtedness for the payment and performance of such obligations.

     5. EFFECT OF BANKRUPTCY STAY. If acceleration of the time for payment or performance of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any other Person or otherwise, all such amounts otherwise subject to acceleration shall nonetheless be payable in full by the Guarantor under this Guaranty forthwith upon demand.

     6. RECEIPT OF LOAN DOCUMENTS, ETC. The Guarantor confirms, represents and warrants to the Agent and the Lenders that (i) it has received true and complete copies of the Credit Agreement, the Notes and the other Loan Documents from the Borrower, has read the contents thereof and reviewed the same with legal counsel of its choice; (ii) no representations or agreements of any kind have been made to or with the Guarantor which would limit or qualify in any way the terms of this Guaranty; (iii) the Agent and the Lenders have made no representation to the Guarantor as to the creditworthiness of the Borrower; and (iv) the Guarantor has established adequate means of obtaining from the Borrower on a continuing basis information regarding the Borrower's financial condition. The Guarantor agrees to keep adequately informed by such means of any facts, events, or circumstances which might in any way affect the Guarantor's risks under this Guaranty and the Guarantor further agrees that the Agent and the Lenders shall have no obligation to disclose to the Guarantor any information or documents acquired by them in the course of their relationship with the Borrower.

     7. AMENDMENTS, ETC. WITH RESPECT TO THE OBLIGATIONS. The obligations of the Guarantor under this Guaranty shall remain in full force and effect without regard to, and shall not be released, altered, exhausted, discharged or in any way affected by any circumstance or condition (whether or not the Borrower shall have any knowledge or notice thereof), including without limitation (i) any amendment or modification of or supplement to the Credit Agreement, the Notes, or any other Loan Document, or any obligation, duty or agreement of the Borrower or any other Person thereunder or in respect thereof, (ii) any assignment or transfer in whole or in part of any of the Obligations, (iii) any furnishing or acceptance of any direct or indirect security or guaranty, or any release of or non-perfection or invalidity of any direct or indirect security or guaranty, for any of the Obligations, (iv) any waiver, consent, extension, renewal, indulgence, settlement, compromise or other action or inaction under or in respect of the Credit Agreement, the Notes, or any other Loan Document, or any exercise or nonexercise of any right, remedy, power or privilege under or in respect of any such instrument (whether by operation of law or otherwise), (v) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or any other Person or any of their respective properties or creditors or any resulting release or discharge of any Obligations, (vi) the voluntary or involuntary sale or other disposition of all or substantially all the assets of the Borrower or any other Person, (vii) the voluntary or involuntary liquidation, dis-solution or termination of the Borrower or any other Person, (viii) any invalidity or unenforceability, in whole or in part, of any term hereof or of the Credit Agreement, the Notes, or any other Loan Document, or any obligation, duty or agreement of the Borrower or any other Person thereunder or in respect thereof, or any provision of any applicable law or regulation purporting to prohibit the payment or performance by the Borrower or any other Person of any Obligations, (ix) any failure on the part of the Borrower or any other Person for any reason to perform or comply with any term of the Credit Agreement, the Notes, or any other Loan Document or any other agreement, or (x) any other act, omission or occurrence whatsoever, whether similar or dissimilar to the foregoing. The Guarantor authorizes the Borrower, each other guarantor in respect of Obligations and the Agent and the Lenders at any time in their discretion, as the case may be, to alter any of the terms of the Obligations.

     8. GUARANTOR AS PRINCIPAL. If for any reason the Borrower or any other Person is under no legal obligation to discharge any Obligations, or if any other moneys included in Obligations have become unrecoverable from the Borrower or any other Person by operation of law or for any other reason, including, without limitation, the invalidity or irregularity in whole or in part of any Obligation or of the Credit Agreement, the Notes, or any other Loan Document, the legal disability of the Borrower or any other obligor in respect of Obligations, any discharge of or limitation on the liability of the Borrower or any other person or any limitation on the method or terms of payment under any Obligation, or of the Credit Agreement, the Notes, or any other Loan Document, which may now or hereafter be caused or imposed in any manner whatsoever (whether consensually, by operation of law or otherwise), this Guaranty shall nevertheless remain in full force and effect and shall be binding upon the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all Obligations.

     9. WAIVER OF DEMAND, NOTICE, ETC. The Guarantor hereby waives, to the extent not prohibited by applicable law, (i) all presentments, demands for performance, notice of nonperformance, protests, notices of protests and notices of dishonor in connection with the Obligations or the Credit Agreement, the Notes, or any other Loan Document, including but not limited to notice of additional indebtedness constituting Obligations or the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of the Borrower, the Agent or the Lenders, any endorser or creditor of the Borrower or any other Person; (ii) any notice of any indulgence, extensions or renewals granted to any obligor with respect to Obligations; (iii) any requirement of diligence or promptness in the enforcement of rights under the Credit Agreement, the Notes, or any other Loan Document, or any other agreement or instrument directly or indirectly relating thereto or to the Obligations; (iv) any enforcement of any present or future agreement or instrument relating directly or indirectly thereto or to the Obligations; (v) notice of any of the matters referred to in PARAGRAPH 8 above; (vi) any defense of any kind which the Guarantor may now have with respect to his liability under this Guaranty; (vii) any right to require the Agent or the Lenders, as a condition of enforcement of this Guaranty, to proceed against the Borrower or any other Person or to proceed against or exhaust any security held by the Agent or the Lenders at any time or to pursue any other right or remedy in the Agent's or the Lenders' power before proceeding against the Guarantor; (viii) any defense that may arise by reason of the incapacity, lack of authority, death or dis ability of any other Person or Persons or the failure of the Agent or the Lenders to file or enforce a claim against the estate (in administration, bankruptcy, or any other proceeding) of any other Person or Persons; (ix) any defense based upon an election of remedies by the Agent or the Lenders; (x) any defense arising by reason of any "one action" or "anti-deficiency" law or any other law which may prevent the Agent or the Lenders from bringing any action, including a claim for deficiency, against the Guarantor, before or after the Agent's or the Lenders' commencement of completion of any foreclosure action, either judicially or by exercise of a power of sale; (xi) any defense based upon any lack of diligence by the Agent or the Lenders in the collection of any Obligation; (xii) any duty on the part of the Agent or the Lenders to disclose to the Guarantor any facts the Agent or the Lenders may now or hereafter know about the Borrower or any other obligor in respect of Obligations; (xiii) any defense arising because of an election made by the Agent or the Lenders under
Section 1111(b)(2) of the Federal Bankruptcy Code; (xiv) any defense based on any borrowing or grant of a security interest under Section 364 of the Federal Bankruptcy Code; and (xv) any defense based upon or arising out of any defense which the Borrower or any other Person may have to the payment or performance of Obligations (including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability and usury). Guarantor acknowledges and agrees that each of the waivers set forth herein on the part of the Guarantor is made with Guarantor's full knowledge of the significance and consequences thereof and that under the circumstances the waivers are reasonable. If any such waiver is determined to be contrary to any applicable law or public policy, such waiver shall be effective only to the extent permitted by such law or public policy.

     10. REINSTATEMENT. This Guaranty shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Agent or the Lenders upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

     11. PAYMENTS. The Guarantor hereby agrees that the Obligations will be paid to the Agent for the benefit of the Agent and the Lenders without set-off or counterclaim in U.S. Dollars at the office of the Agent located at 7 New England Executive Park, Burlington, Massachusetts 01803, or to such other location as the Agent shall notify the Guarantor.

     12. REPRESENTATION AND WARRANTY. The Guarantor represents and warrants that the execution, delivery and performance of this Guaranty is within the corporate powers of the Guarantor and has been duly authorized by all necessary corporate action.

     13. NO SUBROGATION. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Agent or the

Lenders, the Guarantor shall not be entitled to be surrogated to any of the rights of the Agent or the Lenders against the Borrower or against any collateral security or guaranty or right of offset held by the Agent or the Lenders for the payment of the Obligations, nor shall the Guarantor seek any reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments of the Lenders are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when not all of the Obligations shall have been paid in full, such amount shall be held by the Guarantor in trust for the Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Agent in the exact form received by the Guarantor (duly endorsed by the Guarantor to the Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Agent may determine.

     14. SEVERABILITY. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     15. PARAGRAPH HEADINGS. The paragraph headings used in this Guaranty are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

     16. NO WAIVER; CUMULATIVE REMEDIES. The Agent and the Lenders shall not (except by a written instrument pursuant to PARAGRAPH 17 hereof) by any act of delay, indulgence, omission or otherwise, be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent or the Lenders, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent or the Lenders of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent or the Lenders would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

     17. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Guarantor and the Agent and the Lenders, provided that any provision of this Guaranty may be waived by the Agent and the Lenders in a letter or agreement executed by the Agent and the Lenders or by telecopy from the Agent and the Lenders. This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of the Agent, the Lenders and their respective successors and assigns.

     18. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; GOVERNING LAW. THE GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY NOW OR HEREAFTER HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING WHICH ARISES OUT OF OR BY REASON OF THIS GUARANTY, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT) OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     BY ITS EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARAN TOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE COMMONWEALTH OF MASSACHUSETTS IN ANY ACTION, SUIT OR PROCEEDING OF ANY KIND AGAINST IT WHICH ARISES OUT OF OR BY REASON OF THIS GUARANTY, ANY LOAN DOCUMENT (AS DEFINED IN THE CREDIT AGREEMENT), OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ADDITION TO ANY OTHER COURT IN WHICH SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT, IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED BY ANY SUCH COURT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN WHICH IT SHALL HAVE BEEN SERVED WITH PROCESS IN THE MANNER HEREINAFTER PROVIDED, AND TO THE EXTENT THAT IT MAY LAWFULLY DO SO, WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN SUCH ACTION, SUIT OR PROCEEDING ANY CLAIMS THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF SUCH COURT, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND AGREES THAT PROCESS MAY BE SERVED UPON IT IN ANY SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED BY CHAPTER 223A OF THE GENERAL LAWS OF MASSACHUSETTS, RULE 4 OF THE MASSACHUSETTS RULES OF CIVIL PROCEDURE OR RULE 4 OF THE FEDERAL RULES OF CIVIL PROCEDURE.

     THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (EXCEPTING LAWS REGARDING CHOICE OF LAW) OF THE COMMONWEALTH OF MASSACHUSETTS.

     19. NOTICES. All notices under this Guaranty shall be in writing, and shall be delivered by hand, by a nationally recognized commercial overnight delivery service, by first class mail or by telecopy, delivered, addressed or transmitted, if to the Agent or the Lenders, at their respective addresses or telecopy numbers set out in the Credit Agreement, and if to the Guarantor, at its address or telecopy number set out below its signature in this Guaranty. Such notices shall be effective (a) in the case of hand deliveries, when received, (b) in the case of an overnight delivery service, on the next Business Day after being placed in the possession of such delivery service, with delivery charges prepaid, (c) in the case of mail, three days after deposit in the postal system, first class postage prepaid and (d) in the case of telecopy notices, when electronic indication of receipt is received. The Borrower, the Guarantor, the Agent and the Lenders may each change addresses and telecopy numbers by written notice to the others.

     IN WITNESS WHEREOF, the undersigned has caused this GUARANTY to be duly executed and delivered as of the date first above written.

                                         MICROCOM SYSTEMS, INC.

                                         By /s/ ROLAND D. PAMPEL
                                           ------------------------------------
                                           Name:  ROLAND D. PAMPEL
                                           Title: PRESIDENT, CHIEF EXECUTIVE
                                                  OFFICER AND DIRECTOR

                                         Address for Notices:

                                         --------------------------------------

                                         --------------------------------------

                                         --------------------------------------

                                         Telecopy No.: